UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANSPACIFIC INTERNATIONAL GROUP CORP.
(Name of small business issuer in its charter)



Nevada                                  6770              11-3860760
(State or jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
of incorporation or      Classification Code Number)    Identification No.)
organization)

 347 Fifth Avenue, Suite 1507, New York, New York 10016      (212) 213-6908
     (Address and telephone number of principal executive offices)

 347 Fifth Avenue, Suite 1507, New York, New York 10016

    (Address of Principal place of business or intended principal place of business)

Joel Schonfeld, 63 Wall Street, Suite 1801, New York, NY (212) 344-1600 (Name, address, and telephone number of agent for service)

Copies to:

Schonfeld & Weinstein, L.L.P.
63 Wall Street, Suite 1801
New York, New York 10005
(212) 344-1600

Walter J. Gumersell, Esq.
Rivkin, Radler & Kremer, Esqs.
EAB Plaza
Uniondale, New York  11556-0111
(516-357-3125)

Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.



          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      CALCULATION OF REGISTRATION FEE

No registration fee is due on a Reconfirmation Offering under Rule 419.

Cross Reference Sheet
Showing the Location In Prospectus of
Information Required by Items of Form SB-2


  Part I.    Information Required in Prospectus

  Item
   No.           Required Item                 Location or Caption


  1.     Front of Registration Statement       Front of Registration
         and Outside Front Cover of            Statement and outside
         Prospectus                            front cover of Prospectus

  2.     Inside Front and Outside Back         Inside Front Cover Page
         Cover Pages of Prospectus             of Prospectus and Outside
                                               Front cover Page of Prospectus

  3.     Summary Information and Risk          Prospectus Summary;
         Factors                               High Risk Factors

  4.     Use of Proceeds                       Use of Proceeds

  5.     Determination of Offering             Prospectus Summary -
         Price                                 Determination of Offering
                                               Price; Risk Factors

  6.     Dilution                              Not Applicable

  7.     Selling Security Holders              Not Applicable

  8.     Plan of Distribution                  Not Applicable

  9.     Legal Proceedings                     Legal Proceedings

 10.     Directors, Executive Officers,        Management
         Promoters and Control Persons

 11.     Security Ownership of Certain         Principal Shareholders
         Beneficial Owners and Management

Part I   Information Required in Prospectus    Caption in Prospectus


 12.     Description of Securities             Description of Securities

 13.     Interest of Named Experts and         Legal Opinions; Experts Counsel

 14.     Disclosure of Commission Position     Statement as to
         on Indemnification for Securities     Indemnification
         Act Liabilities

 15.     Organization Within Last              Management, Certain
         Five Years                            Transactions

 16.     Description of Business               Business

 17.     Management's Discussion and           Management's Discussion and
         and Analysis or Plan of               Analysis
         Operation

 18.     Description of Property               Not Applicable

 19.     Certain Relationships and Related     Certain Transactions
         Transactions

 20.     Market for Common Stock and           Prospectus Summary
         Related Stockholder Matters

 21.     Executive Compensation                Executive Compensation

22.Financial StatementsFinancial Statements

PROSPECTUS

TRANSPACIFIC INTERNATIONAL GROUP CORP.
(a Nevada corporation)

RECONFIRMATION OFFER

     This Prospectus relates to the Reconfirmation Offer of 3,000 shares of common stock of Transpacific International Group Corp. ("Transpacific") sold in Transpacific's initial public offering (the "Shares" or "Common Stock"). Pursuant to Rule 419 ("Rule 419") of the Securities Act of 1933, as amended (the "Securities Act"), shareholders representing at least 80% of Transpacific's maximum offering proceeds ($14,400) must elect to reconfirm their investments (the "Reconfirmation Offer"). (See "INVESTORS RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419"). Such shareholders will vote on the Reconfirmation Offer, as described in the post-effective amendment to Form SB-2. The 80% shall be measured 20 days from the effective date of this Prospectus. Once an investor has sent his/her Letter of Reconfirmation to Transpacific, such Letter of Reconfirmation may not be revoked.

     Pursuant to an Agreement and Plan of Merger between Transpacific and Coffee Holding Co., Inc., a corporation organized and existing under the laws of State of New York ("Coffee" or the "Company), dated October 31, 1997 (the "Merger Agreement"), Coffee shall be merged into Transpacific with Transpacific as the surviving entity (the "Merger") (the "Surviving Entity"). Thus on the Effective Date (as defined in the Merger Agreement), all Coffee shareholders shall become shareholders of Transpacific as a result of the Merger.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" COMMENCING
AT PAGE                 .


THE TRANSPACIFIC SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Transpacific has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the common shares subject to the Reconfirmation Offer hereto. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Transpacific and the Shares, reference is made to the Registration Statement, exhibits and schedules.

     Additional information, as it relates to Transpacific is available upon request from Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005; and as it relates to Coffee, is available upon request from Andrew Gordon, President, Coffee Holding Co., Inc., 4401 First Avenue, Brooklyn, New York 11232.

No. Of Shares
sold in initial   Price Per   Gross Proceeds   Proceeds paid     Net Proceeds
public offering   Share       to the Company   out for expenses  in Escrow

   3,000          $6.00       $18,000          $1,800(1)         $16,200

(1)Only $1,015 of this amount has been expended. The remaining $785 remains in a separate account.

The Date of this Prospectus is                .

The following are Transpacific's expenses for its initial public offering(1):

Escrow Fee.......................................................$    250.00
Securities and Exchange Commission Registration Fee..............$    100.00
Legal Fees.......................................................$ 20,000.00
Accounting Fees..................................................$  3,000.00
Printing and Engraving...........................................$    500.00
Blue Sky Qualification Fees and Expenses.........................$  1,000.00
Miscellaneous....................................................$    150.00
Transfer Agent Fee...............................................$    300.00

TOTAL............................................................$ 25,300.00

The following are Transpacific's estimated expenses for the reconfirmation offering:

Securities and Exchange Commission Registration Fee.............$         0
Legal Fees......................................................$ 35,000.00(2)
Accounting Fees.................................................$ 15,000.00(2)
Printing and Engraving..........................................$  2,500.00(2)
Miscellaneous...................................................$    500.00(2)
Transfer Agent Fees.............................................$  1,500.00(2)

TOTAL...........................................................$ 54,500.00



(1) Have been/will be paid by Transpacific
(2) Have been/will be paid by Coffee

TABLE OF CONTENTS

                                                       Page #
PROSPECTUS SUMMARY

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION
    UNDER RULE 419

RISK FACTORS

MERGER

USE OF PROCEEDS

SELECTED FINANCIAL DATA

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATIONS

BUSINESS

MANAGEMENT

CERTAIN TAX CONSIDERATIONS

DESCRIPTION OF SECURITIES

PRINCIPAL SHAREHOLDERS

CERTAIN TRANSACTIONS

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

TRANSPACIFIC INTERNATIONAL GROUP CORP. FINANCIAL
  STATEMENTS

COFFEE HOLDING CO. INC.  FINANCIAL STATEMENTS

TRANSPACIFIC INTERNATIONAL GROUP CORP. AND
  COFFEE HOLDING CO., INC.  PROFORMA CONDENSED
  BALANCE SHEET

PROSPECTUS SUMMARY

     The following is a summary of certain information contained in this Prospectus and is qualified by the more detailed information and consolidated financial statements (including notes thereto) appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors". Unless otherwise indicated, the capital structure, the number of shares outstanding and the per share data and information in this Prospectus have been adjusted to give effect to the Merger described herein.

Transpacific International Group Corp.

     Transpacific International Group Corp. ("Transpacific") was incorporated in the State of Nevada on October 9, 1995 for the sole purpose of acquiring or merging with an unspecified operating business. Transpacific has no operating assets and has not engaged in any business activities, other than to seek out and investigate other businesses for potential merger or acquisition.

     On August 12, 1996, Transpacific commenced a "blank check" offering pursuant to Rule 419 ("Rule 419") promulgated under the Securities Act, which generated $18,000 in gross proceeds from approximately 35 different investors (the "Rule 419 Investors"). Pursuant to Rule 419, all of the gross proceeds from that offering, less 10%, and the Transpacific Shares purchased by the Rule 419 Investors, are being held in escrow pending (i) distribution of a prospectus to each of them describing any prospective business acquisition by Transpacific and (ii) the subsequent confirmation by the holders of at least 80% of the shares owned by the Rule 419 Investors that they elect to remain investors. (See "INVESTORS RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419").

     The executive offices of Transpacific are located at 347 Fifth Avenue, Suite 1507, New York, New York 10016. The telephone number is (212) 213-6908.

Coffee Holding Co., Inc.

     Coffee Holding Co., Inc. ("Coffee") was incorporated in the State of New York on January 22, 1971. Coffee commenced operations in 1971, and began its business trading green coffee. Since then, Coffee has diversified its operations to include distribution of roasted and blended coffees, as well as sales of green coffees. Coffee's business now incorporates many segments of the coffee industry, including roasting and packaging their own line of blended coffees, such as "Via Roma" and "Cafe Caribe," roasting and packaging private label coffee for large supermarket chains, roasting and packaging specialized blended "gourmet" coffees, selling or brokering green coffee to small roasters or coffee shop operators, and operating their own warehouse equipped with modern roasting and packaging machinery. (See "BUSINESS - Coffee").

The executive offices of Coffee are located at 4401 First Avenue, Brooklyn, New York 11232 . Coffee's phone number is (718) 832-0800.

Reconfirmation Offering Conducted in Compliance with Rule 419

     Transpacific is a blank check company and, consequently, this Reconfirmation Offering is being conducted in compliance with the Commission's Rule 419. The Rule 419 Investors have certain rights and will receive the substantive protection provided by the rule. To that end, the securities purchased by investors and the funds received in Transpacific's initial public offering are deposited and held in an escrow account established pursuant to Rule 419 (the "Escrow Account"), and shall remain in the Escrow Account until an acquisition meeting specific criteria is completed (hereinafter the "Deposited Funds" and "Deposited Securities".) Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released to Transpacific and the Rule 419 Investors, respectively, Transpacific is required to update the Registration Statement with a post-effective amendment, and within five days after the effective date thereof, Transpacific is required to furnish the Rule 419 Investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business, including audited financial statements. According to Rule 419, investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment, minus certain deductions. Each Rule 419 Investors shall have 20 days from the date of this prospectus to reconfirm his/her investment in Transpacific. Any Rule 419 Investor not making any decision within said 20 day period will automatically have his/her investment funds returned. The rule further provides that if Transpacific does not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the Deposited Funds in the Escrow Account must be returned to Rule 419 Investors. (See "Investors' Rights and Substantive Protection Under Rule 419 - - Reconfirmation Offering.")

Reconfirmation Offer

     This prospectus relates to a reconfirmation by Transpacific shareholders of their investments in Transpacific. Pursuant to Rule 419, the proceeds of Transpacific's initial public offering and the securities purchased pursuant thereto, both of which are currently held in the Escrow Account, will not be released from the Escrow Account until (1)Transpacific executes an agreement for an acquisition or merger meeting certain criteria; (2) a post-effective amendment which includes the terms of the reconfirmation offer, as well as information about the Merger Agreement and audited financial statements is filed; and (3) Transpacific conducts a reconfirmation offer pursuant to which shareholders representing 80% of Transpacific's initial public offering proceeds elect to reconfirm their investments. This 80% shall be computed twenty (20) days after the effective date of this post-effective amendment. Once an investor has sent his/her Letter of Reconfirmation to Transpacific, such Letter of Reconfirmation may not be revoked. In the event the Rule 419 Investors do not vote to reconfirm the offering, the Deposited Funds shall be returned to investors on a pro rata basis. Such funds will be returned within 5 days of failure to approve the Merger.
Terms of the Merger Agreement

     The terms of the Merger are set forth in the Merger Agreement and consummation of the Merger is conditioned upon, among other things, the acceptance of the Reconfirmation Offer by holders of at least 80% of the shares owned by the Rule 419 Investors. (See "PROSPECTUS SUMMARY - Reconfirmation Offer"). As a result of the consummation of the Merger, Coffee will be merged into Transpacific, with Transpacific as the Surviving Entity. Upon consummation of the Merger, (i) each shareholder who holds shares of Transpacific's common stock registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 12, 1996 ("Registered Common Stock") prior to the Merger and who accepts the Reconfirmation Offer shall continue to hold his or her share certificate(s) representing Transpacific's Registered Common Stock; and (ii) each stockholder of Registered Common Stock who rejects the Reconfirmation Offer will be paid his or her pro rata share of the amount in the Escrow Account of approximately $5.40 per share. In the event the escrowed funds exceed $16,200 at the consummation of the Merger, those funds shall be distributed on a pro rata basis to those Transpacific shareholders who reject the reconfirmation offering. Prior to execution of the Merger Agreement, certain inside shareholders of Transpacific entered into an agreement with Andrew Gordon and David Gordon, both officers, directors and shareholders of Coffee, as well as other persons (the "Gordon Group"), pursuant to which the Gordon Group purchased a total of 92,000 shares of Transpacific Common Stock at $.10 per share. Both the stock and the proceeds of this sale are held in escrow with Schonfeld & Weinstein, L.L.P., pending consummation of the Merger, at which time the shares shall be transferred to the Gordon Group and the funds released to those selling shareholders. Such shares shall bear legends restricting their transfer. If the Merger is not consummated within the 18 month period proscribed by Rule 419, Schonfeld & Weinstein, L.L.P. shall return the stock certificates to the Transpacific selling shareholders, and the funds to the Gordon Group. At the Effective Date of the Merger, 100% of the issued and outstanding shares of Coffee shall be canceled. Transpacific common stock shall be split ten for one (10:1), after which 3,000,000 shares shall be issued to Coffee shareholders after the Effective Date, current Transpacific shareholders shall own 1,000,000 shares, representing 25% of the Surviving Entity. This amount includes certain Transpacific shareholders who are also shareholders of Coffee. (See "MERGER"- Terms and Conditions of Merger, and "Certain Transactions")

Approval of the Merger Agreement

         The Transpacific Board of Directors believes that the Merger represents a good investment opportunity for Transpacific's shareholders and recommends that the Rule 419 Investors elect to accept the Reconfirmation Offering. Transpacific's Board of Directors recommends that Rule 419 Investors, when determining whether or not to reconfirm their investments, also consider, Coffee's working capital and sales revenues (See "MERGER"- Terms and Conditions of Merger).

     The Merger Agreement was approved by the directors and shareholders of
Coffee by  written consent dated October 31, 1997.   The Merger Agreement was
confirmed by the unanimous consent of the directors of Transpacific on October 31, 1997.

Accounting Treatment

     Although Transpacific is the legal surviving corporation, for accounting purposes, the Merger is treated as a purchase business acquisition of Transpacific by Coffee (a reverse acquisition) and a recapitalization of Coffee. Coffee is the acquirer for accounting purposes because the former Coffee stockholders received the larger portion of the common stockholder interests and voting rights retained by the former Transpacific stockholders.

High Risk Factors

     Investments in the securities of Transpacific are highly speculative, involve a high degree of risk, and only persons who can afford the loss of their entire investment should vote to reconfirm their investments. (See "RISK FACTORS.")

Use of Proceeds

     In its initial public offering, Transpacific generated $18,000 in proceeds. 10% ($1,800) of the Deposited Funds was released to Transpacific prior to this Reconfirmation Offering. (See "Investors' Rights and Substantive Protection Under Rule 419 - Reconfirmation Offering.") Transpacific intends to use this sum for expenses incurred in the offering, including, but not limited to, accounting expenses, transfer agent fees, printing fees, certificate of good standing. The remaining $16,200 will remain in the non-interest-bearing escrow account maintained by Atlantic Liberty Savings Bank, which bank acts as escrow agent pursuant to Rule 419 of Regulation C. No portion of the Deposited Funds has been or will be expended
to merge Coffee into Transpacific.   The Deposited Funds will be transferred
to Transpacific pursuant to the Merger Agreement if and when a business combination is effected. (See "USE OF PROCEEDS.")

Certain Income Tax Consequences

     In management's opinion, the Merger is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that stockholders of Transpacific and Coffee subject to United States tax will not recognize gain or loss from the transaction. In addition, the transaction is not intended to result in the recognition of gain or loss to either Coffee or Transpacific in the respective jurisdictions where each of them is subject to taxation. NO OPINION OF COUNSEL NOR A RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN OBTAINED IN REFERENCE TO THE FOREGOING. THE FOREGOING IS
FOR GENERAL INFORMATION ONLY AND TRANSPACIFIC STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TRANSACTION TO THEM.

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

     Rule 419 requires that in a blank check offering, offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, and the securities purchased by investors in such an offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Transpacific and to the 419 Investors, respectively, only after Transpacific has met the following three basic conditions. First, Transpacific must execute an agreement(s) for an acquisition or merger meeting certain prescribed criteria. Second, Transpacific must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rule. The post-effective amendment must also contain information regarding the acquisition or merger candidate(s) and its business(es), including audited financial statements. Third, Transpacific must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After Transpacific submits a signed representation to the escrow agent that the requirements of Rule 419 have been met, and after the acquisition or merger is consummated, the escrow agent can release the Deposited Funds and Deposited Securities.

     Accordingly , Transpacific has entered into an escrow agreement with Atlantic Liberty Savings Bank (the "Escrow Agent") which provides that:

     (1) The proceeds are to be deposited into the Escrow Account maintained by the Escrow Agent promptly upon receipt. Rule 419 permits 10% of the Deposited Funds to be released to Transpacific prior to the reconfirmation offering. The Deposited Funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Escrow Account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the Deposited Securities. The Deposited Securities held in the Escrow Account are to remain as issued and are to be held for the sole benefit of the investors' who retain the voting rights, if any, with respect to the Deposited Securities held in their names. The Deposited Securities held in the Escrow Account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

Prescribed Merger Criteria

     Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Transpacific must first execute an agreement to acquire an acquisition candidate(s) or merge with a merger candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s), merger(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $14,400 (80% of $18,000). Based on its audited financial statements, Coffee has a fair value in excess of $14,400. (See "Coffee Holding Co., Inc. Financial Statements.")

Post-Effective Amendment

     Once the agreement(s) governing the acquisition(s), merger(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires Transpacific to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this Reconfirmation Offering and the use of the funds disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule
419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from the Escrow Account.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the
post-effective amendment.   Pursuant to Rule 419, the terms of the
reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each Rule 419 Investor whose securities are held in the Escrow Account within 5 days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to notify Transpacific in writing that the investor elects to remain an Rule 419 Investor. The 80% vote will be measured 20 days from the Effective Date. Rule 419 Investors who submit their Letter of Reconfirmation to Transpacific shall not have the right to revoke such letter.

     (3) If Transpacific does not receive written notification from an investor within 20 days following the Effective Date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account on such Rule 419 Investor's behalf will be returned to the investor within 5 days by first class mail or other equally prompt means.

     (4) The acquisition(s) will be consummated only if a minimum number of Rule 419 Investors representing 80% of the maximum offering proceeds equaling $14,400 elect to reconfirm their investment.

     (5) If a consummated acquisition has not occurred by February 12, 1998 (18 months from the date of original prospectus), the Deposited Funds held in the Escrow Account shall be returned to all Rule 419 Investors on a pro rata basis within 5 days by first class mail or other equally prompt means.


Release of Deposited Securities and Deposited Funds

     The Deposited Funds and Deposited Securities may be released to Transpacific and the Rule 419 Investors, respectively, after:

     (1) The Escrow Agent has received a signed representation from Transpacific and any other evidence acceptable by the Escrow Agent that:

           (a) Transpacific has executed an agreement for the acquisition of or merger with a target business for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

           (b) The post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that Transpacific has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition of, or merger with, a business (including shareholder approval of the merger or acquisition) with the fair value of at least 80% of the maximum proceeds.


RISK FACTORS

     Investment in the securities offered hereby involves a high degree of risk. Prospective investors should carefully consider, together with the other information appearing in this Prospectus, the following factors, among others, in evaluating Coffee and its business before or reconfirming their investments in Transpacific.

Lack of Diversification

     If this Merger is consummated, Transpacific will be involved in no other business combination. This lack of diversification may subject Transpacific shareholders to economic fluctuations within those industries in which Coffee conducts business.

Coffee's business is centered around essentially one product: coffee. To date, Coffee's operations have been limited to several segments of the Coffee industry: sales of green coffee; roasting, blending, packaging and distributing proprietary blends of coffee; roasting, blending, packaging and distributing private label coffee; roasting and distributing gourmet coffee. Any decrease in demand for coffee would have a material adverse effect on Coffee's business, operating results and financial condition.

Reliance on Key Existing and Future Personnel

Coffee's success will depend to a large degree upon the efforts and abilities of its officers and key management employees, Andrew Gordon, President, Treasurer, and Chief Executive Officer, and David Gordon, Coffee's Executive Vice President-Operations and Secretary. The loss of the services of one or more of its key employees could have a material adverse effect on Coffee's business prospects and potential earning capacity. Coffee has not entered into employment agreements with either Andrew Gordon or David Gordon. Coffee has no key person life insurance on either Andrew Gordon or David Gordon. Coffee will need to continue to recruit and retain additional members of senior management to manage anticipated growth, but there can be no assurance that Coffee will be able to recruit or retain additional members of senior management on terms suitable to Coffee. (See "Management - Directors, Executive Officers and Other Key Employees.")

Growth Strategy

The Company is pursuing an aggressive growth strategy, the success of which will depend in large part upon its ability to expand its client base and enter new segments of the coffee industry through acquisitions of existing companies. Even if the Company is successful in enhancing profitability after acquiring additional companies, there can be no assurance as to how long a period of time accomplishing such profitability will take or the levels of future profitability that can be achieved. Acquisitions involve a number of risks, including, the diversion of management's attention, issues related to the assimilation of the operations and personnel of the acquired businesses, and potential adverse effects on the Company's operating results. There can be no assurance that the Company will find attractive acquisition candidates in the future, that acquisitions can be consummated on acceptable terms, that any acquired companies can be integrated successfully into the Company's operations or that any such acquisitions will not have an adverse effect on the Company's financial condition or results of operations.

Successful achievement of the Company's expansion plans will depend in part upon its ability to: (i) select and compete successfully in new markets; (ii) hire, train and retain qualified personnel; (iii) expand roasting facilities. The Company may incur significant start-up costs in connection with entering new markets. There can be no assurance that the Company will achieve its planned expansion goals on a timely basis, if at all, or manage its growth effectively. Failure to expand or manage its growth could have a material adverse effect on the Company's financial condition or results of operations. See "Business - Growth Strategy," and "Management's Discussion and Analysis of Financial Conditions and Results of Operations".

Control of Transpacific

     After consummation of the Merger, including the Stock Split, the current shareholders of Coffee will control the vote of 88.5% of Transpacific's issued and outstanding common shares. As a result, the former Coffee shareholders will have the ability to control the outcome of substantially all issues submitted to Transpacific's shareholders. (See "PRINCIPAL SHAREHOLDERS" and "MERGER- Terms and Conditions of the Merger Agreement")

Dilution

     The holders of the restricted common shares of Transpacific have acquired their interest in Transpacific at an average cost per share which was significantly less than that which the public investors paid for their securities. Consequently, the public investors will bear the majority of the risk of any loss that may be incurred in Transpacific's operations. A confirmation of the investment in the Common Stock will result in an immediate substantial dilution of the investor's investment.

Lack of Public Market for Securities/Probable Inability to Resell Securities

     Prior to the closing of the Merger, there will have been no public trading market for Transpacific's Common Stock. Given the small size of the initial public offering, the relatively minimal public float, and lack of participation of a professional underwriter, there is only a very limited likelihood of any active and liquid public trading market developing for the shares. If such a market does develop, the price of Transpacific's common stock may be volatile. Thus, investors run the risk that they will never be able to sell their Shares. In any event, there are additional state securities laws preventing resale transactions. No potential market makers have been solicited by Transpacific. There can be no assurances that any broker will ever agree to make a market in Transpacific's securities. (See "DESCRIPTION OF SECURITIES")

Need for Additional Financing

     In order to achieve and maintain Coffee's planned growth rate, Coffee believes that it may have to obtain bank financing or sell additional debt or equity (or hybrid) securities in public and private financing. In addition, Coffee may incur debt or issue equity securities in order to finance acquisitions. Any such financing could dilute the interests of current shareholders in this offering. There can be no assurance that any such additional financing will be available or, if it is available, that it will be in such amounts and on such terms as will be satisfactory to Coffee.

Competition

The market for coffee is fragmented and highly competitive, and competition is increasing substantially. Coffee competes with other suppliers and distributers of green coffee, whole bean and roasted coffees; its whole bean coffees compete directly against specialty coffees sold at retail through supermarkets and a growing number of specialty coffee stores. Coffee's private labels compete with many other well known brand names. Additionally, its gourmet coffees compete with coffee sold in a growing number of espresso
stands, carts, and gourmet coffee stores.   Both Coffee's whole bean coffees
and its processed coffee compete indirectly against all other brands on the market. The coffee industry is dominated by several large companies such as Kraft General Foods, Inc., Proctor & Gamble Co., and Nestle, S.A., many of which have begun marketing gourmet coffee products in addition to non-gourmet coffees. Other competitors, some of which may have greater financial and other resources than Coffee, may also enter the markets in which Coffee currently operates or intends to expand. There can be no assurance that Coffee will be able to compete successfully against these competitors.

Fluctuations in Availability and Cost of Green Coffee

     Coffee is the world's second largest traded commodity and its supply and price are subject to volatility beyond the control or influence of Coffee. Supply and price can be affected by many factors such as weather, politics and economics in the producing countries.

     Coffee prices are extremely volatile. Coffee believes that increases in the cost of its purchased coffee can, to a certain extent, be passed through to its customers in the form of higher prices for beans and processed coffee sold by Coffee stores. Coffee believes that its customers will accept reasonable price increases made necessary by increased costs. Coffee's ability to raise prices, however, may be limited by competitive pressures if other major coffee wholesalers and retailers do not raise prices in response to increased coffee prices. Coffee's inability to pass through higher coffee prices in the form of higher retail prices for beans and beverages could have a material adverse effect on Coffee. Alternatively, if coffee prices remain too low, there could be adverse impacts on the level of supply and quality of coffees available from producing countries, which could have a material adverse effect on the Company. Since the early 1980's, Coffee has been selling higher quality gourmet coffee, such as espresso. Although most coffee trades in the commodity market, gourmet coffee tends to trade on a negotiated basis at a substantial premium above commodity coffee pricing, depending upon the origin, supply and demand at the time of purchase.

No Dividends and None Anticipated

     Transpacific has not paid any dividends and does not contemplate or anticipate paying any dividends on its common stock in the foreseeable future.

Arbitrary Offering Price

     The price at which the Transpacific's Shares had been offered to the public in Transpacific's initial public offering has been arbitrarily determined by Transpacific. There is no relationship between the initial offering price of the Shares to Transpacific's assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indication of any future market price of the securities.

Possible Future Rule 144 Sales

     There are currently 97,000 Transpacific restricted common shares issued and outstanding. These shares are "restricted securities" as defined by Rule 144 of the Securities Act. Under Rule 144, restricted securities which have been beneficially owned for at least one year may be sold in brokers' transactions or directly to market makers, subject to certain quantity and other limitations. Generally, under Rule 144 a person may sell, in any three-month period, an amount equal to the greater of (i) the average weekly trading volume, if any, of the common stock during the four calendar weeks preceding the sale or (ii) 1% of the company's outstanding common stock.
After the Merger, and subsequent Stock Split (See "Merger") Transpacific will have outstanding 4,000,000 shares of Common Stock, including 30,000 shares held in escrow (3,000 before the Stock Split) (See "MERGER-Terms and
Conditions of Merger Agreement").   Shares beneficially owned for two years by
non-affiliates of the Company may be sold without regard to these quantity or other limitations. As of the date hereof, 5,000 shares may be sold pursuant to Rule 144. The possibility of sales of substantial amounts of such stock could have a depressive effect on the price of the common stock in any market which may develop.

Conflicts of Interest

     Transpacific's officers and directors are engaged in various business ventures. Thus, there may be conflicts of interest in the allocation of time between Transpacific's business and such other businesses. These activities may conflict with the interests of Transpacific. As a result of their other interests, they may personally benefit from decisions or recommendations made with respect to the business of Transpacific. Whereas conflicts may arise, management is aware of its fiduciary duty to Transpacific and will act in good faith and endeavor on an equitable basis to resolve any conflicts which may arise, on an equitable basis.

Caution to Public Investors

     For all of the aforesaid reasons, and others set forth herein, these securities involve a high and substantial degree of risk. Any public investor considering reconfirming his/her investment in Transpacific should be aware of these and other factors as set forth in this Prospectus. No public investor considering reconfirming his/her investment in Transpacific should do so if he/she anticipates a need for immediate return on his investment. Reconfirmation should only be made by investors who can afford to absorb a total loss and have no need for immediate return on their investments.

Dependence on Qualified Personnel and Key Individuals

     Upon completion of the Merger, Transpacific's officers and directors will resign, and new officers and directors will be appointed. Neither Transpacific nor Coffee can assure current Transpacific shareholders of the qualifications of such persons to run a publicly owned company. Coffee is dependent on certain key officers, employees and directors. The loss of the services of any of such persons during this period could adversely affect Transpacific's prospects. See, "MANAGEMENT - Directors and Executive Officers."

Determination of the Ratio of Shares in the Merger Transaction; No Independent Valuation

     The number of Transpacific shares to be issued pursuant to the Merger Agreement was determined by negotiation between Coffee and Transpacific and does not necessarily bear any relationship to Coffee's asset value, net worth or other established criteria of value and should not be considered indicative of the actual value of Coffee. Furthermore, neither Coffee nor Transpacific has obtained either an appraisal of Coffee's or Transpacific's securities or an opinion that the Merger is fair from a financial perspective.

Failure of Sufficient Number of Investors to Reconfirm Investment

     The Merger cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, the Rule 419 Investors representing 80% of the maximum offering proceeds elect to reconfirm their investments. Rule 419 Investors must affirmatively elect to reconfirm their investments; no response within the twenty day period Transpacific must grant its shareholders to reconfirm will be viewed as a vote not to reconfirm. If, after completion of the reconfirmation offering being conducted pursuant hereto, a sufficient number of Rule 419 Investors do not reconfirm their investment, the Merger will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to Rule 419 Investors on a pro rata basis. As a consequence, since Transpacific expects to use the 10% allowed to it pursuant to Rule 419, the Rule 419 Investors will be returned only 90% of their invested funds.

Penny Stock Regulation

     Broker-dealer practices in connection with transactions in "penny-stock" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $4.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure regarding penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If Transpacific's Common Stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

MERGER

Background of the Merger Agreement

     Transpacific was organized on October 9, 1995 under the laws of the State of Nevada in order to provide a vehicle to acquire or merge with a business or company. On August 12, 1995, Transpacific commenced a "blank check" offering pursuant to Rule 419 ("Rule 419") promulgated under the Securities Act. The purpose of the offering was to cause Transpacific to become a publicly held reporting company under the Securities Exchange Act of 1934, as amended. The offering was successful in raising $18,000 in gross proceeds from Rule 419 Investors. Pursuant to Rule 419, $14,400 of the net proceeds from that offering, the 97,000 restricted shares of common stock and 3,000 Transpacific shares purchased by the Rule 419 Investors, were placed in escrow pending (i) distribution of a prospectus to each of the Rule 419 Investors describing any prospective business acquisition by Transpacific and (ii) the subsequent reconfirmation by the holders of at least 80% of the shares owned by the Rule 419 Investors that they have elected to remain investors.

     In the event approval of the Merger is not obtained from at least 80% of the Rule 419 Investors, then the shares deposited in the Rule 419 Escrow will not be released to the Rule 419 Investors. Instead, the $16,200 net offering proceeds in the Rule 419 Escrow will be released to the Rule 419 Investors in proportion to their investment, at approximately $5.40 per share. In the event the escrowed funds exceed $16,200 at the consummation of the Merger, the excess funds shall be returned on a pro rata basis to those registered common shareholders rejecting the reconfirmation offer. The Rule 419 Investors paid $6.00 per share in Transpacific's initial public offering.

     Pursuant to Rule 419, the value of Coffee must represent at least 80% of the maximum offering proceeds, or $14,400. Based upon independent audited financial statements, Coffee has a business value of not less than $14,400. (See "Coffee Holding Co., Inc. Financial Statements.")

Terms and Conditions of Merger Agreement

STOCKHOLDERS OF TRANSPACIFIC WISHING TO OBTAIN A COPY OF THE MERGER AGREEMENT, WHICH IS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE, MAY OBTAIN ONE WITHOUT CHARGE BY WRITING TO SCHONFELD & WEINSTEIN, L.L.P. ATTENTION: JOEL SCHONFELD, 63 WALL STREET, SUITE 1801, NEW YORK, NEW YORK 10005.

     Pursuant to the Merger Agreement, Coffee will be merged into Transpacific. Consummation of the transaction contemplated by the Merger Agreement (the "Merger") is conditioned upon, among other things, reconfirmation by holders of least 80% of the shares owned by the Rule 419 Investors. Upon consummation of the Merger, (i) Transpacific shall institute a ten for one (10:1) Stock Split (the "Stock Split"), after which 3,000,000 shares of common stock shall be issued to former Coffee shareholders. Each shareholder who holds shares of Transpacific Common Stock registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on August 12, 1996 ("Registered Common Stock") prior to the Merger and who accepts the Reconfirmation Offer shall, after consummating of the Merger and subsequent Stock Split, hold ten (10) shares for every one (1) share held prior to the Merger and subsequent Stock Split. Coffee will merge
into Transpacific with Transpacific as the Surviving Entity.   The Merger is
intended to be consummated in such a manner as to be tax-free to all parties involved under Internal Revenue Code Section 368(a)(1)(A); (ii) each Rule 419 investor who rejects the Reconfirmation Offer will be paid his or her pro rata share of the amount in the Escrow Account of approximately $5.40 per share;
(iii) holders of Transpacific common stock, the resale of which is restricted under United States Securities laws ("Restricted Common Stock") prior to the Merger shall continue to hold his/her share certificate representing Transpacific Restricted Common Stock, which stock shall be subject to the ten for one (10:1) Stock Split. Consummation of the Merger is not subject to any governmental approvals.

     As a result of the Stock Split, the 3,000 shares currently held in escrow shall become 30,000 shares of Transpacific Registered Common Stock, and the 97,000 Restricted Common Stock shall become 970,000.

     The result of the Merger, assuming that 80% of the Transpacific stockholders reconfirm their investments, is that former Coffee shareholders shall own 88.5% of the Surviving Entity while current Transpacific shareholders, including those Transpacific shareholders who are also shareholders of Coffee, shall own 25% of Transpacific. (See "Certain Transactions")

     Stockholders of Transpacific desiring to accept the Reconfirmation Offer are directed to sign the enclosed Letter of Reconfirmation form and return it to Schonfeld & Weinstein, Attention: Joel Schonfeld, Esq., 63 Wall Street, Suite 1801, New York, New York 10005, who will forward each Letter of Reconfirmation to the Atlantic Liberty Savings, Transpacific's escrow agent. Any Transpacific stockholder who fails to return his or her form so that it is
received by Mr. Schonfeld by                           (20 days from the date
hereof) will be deemed to have rejected the Reconfirmation Offer and will automatically be sent a check representing his or her pro rata share of the funds in the Escrow Account for the benefit of the Rule 419 Investors.

Certain Income Tax Consequences

     The Merger is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that stockholders of Transpacific and Coffee will not recognize gain or loss from the transaction. In addition, the transaction is not expected to result in the recognition of gain or loss to either Transpacific or Coffee in the respective jurisdictions where each of them is subject to taxation. NO OPINION OF COUNSEL NOR A RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN OBTAINED IN REFERENCE TO THE FOREGOING. THE FOREGOING IS FOR GENERAL INFORMATION ONLY AND BRIAN STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM.

Fees and Expenses

     Shareholders of Coffee shall bear all costs and expenses incurred in connection with the Merger and the Reconfirmation Offering, since the only funds available to Transpacific are the $14,400 in cash held in escrow pursuant to Rule 419, none of which may be used by either Transpacific or Coffee prior to the consummation of the Merger.

USE OF PROCEEDS

     The gross proceeds of Transpacific's initial public offering was $18,000. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934 (the "Exchange Act"), all of those proceeds must be held in escrow until all of the shares are sold. Pursuant to Rule 419 under the Securities Act, after all of the Shares are sold, 10% of the Deposited Funds ($1,800) may be released from escrow to Transpacific. Transpacific requested the release of this 10%. To date, $785 has been expended for accounting fees with the remaining $1,015 being held in a separate account. Upon the consummation of the Merger and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, $18,000 (plus any interest or dividends received, but less any portion disbursed to Transpacific pursuant to Rule 419(b)(2)(C)(vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule 419 or approximately $16,200) will be released to Coffee.

SELECTED FINANCIAL DATA

                                          (All amounts expressed in US$)

Transpacific International Group Corp.:
                                        10/9/95 to           10/1/96 to
                                          9/30/96              6/30/97

Net Income from Operations               $     0              $     0
Total Current Assets                       2,730                  783
Other Assets                                   0                    0
Total Assets                               2,730                  783
Total Current Liabilities                      0                    0
Long-term Liabilities                          0                    0
Dividends                                      0                    0
Total Stockholders equity                      0                    0


Coffee Holding Co., Inc.               10/31/95 to          10/31/96 to
                                        10/31/96             07/31/97

Net Income from Operations              499,517            1,256,757
Total Current Assets                  3,912,386            4,606,567
Other Assets                          1,340,464               63,927
Total Assets                          5,252,840            5,958,690
Total Liabilities                     4,531,468            4,093,561
Total Current Liabilities             3,403,051            3,002,344
Dividends                                     0                    0
Total Stockholders equity               721,372            1,865,129


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS


TRANSPACIFIC INTERNATIONAL GROUP CORP.

General

     Transpacific was organized under the laws of the State of Nevada on October 9, 1995. Since inception, the primary activity of Transpacific has been directed to organizational efforts, and obtaining initial financing and conducting its initial public offering pursuant to which Transpacific offered and sold 3,000 shares of common stock at $6.00 per share. Pursuant to Rule 419, the proceeds of Transpacific's initial public offering ($18,000) less 10% ($1,800) have been placed in escrow pending consummation of a merger or acquisition. (See "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419"). In the event no merger or acquisition is consummated within eighteen
(18) months from the effective date of Transpacific's initial public offering (February 12, 1998). Transpacific shall return investors' money, less $1,800, on a pro rata basis.

Transpacific was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warranted, engaging in Business combinations presented to it by persons or firms who or which desire to employ Transpacific's funds in their business or to seek the perceived advantages of a publicly-held corporation. Transpacific's principal business objective is to seek long-term growth potential in a Business combination venture rather than to seek immediate, short-term earnings.

     Transpacific does not currently engage in any business activities which provide any cash flow. Transpacific's business is sometimes referred to as a "blank check" company because investors entrust their investment monies to Transpacific's management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the Deposited Funds of this offering are intended to be utilized generally to effect a Business combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in Transpacific will have an opportunity to evaluate the specific merits or risks of only the Business combination management decides to enter into.

     Management anticipates that it may be able to effect only one potential Business combination, due primarily to Transpacific's limited financing.

Results of Operations

     Transpacific's public offering was declared effective on August 12, 1996. Transpacific offered a total of 3,000 shares (par value $.0001) at an offering price of $6.00 per share, for an aggregate of $18,000.00. On February 10, 1997 , Transpacific closed on 3,000 shares for a total gross proceeds of $18,000.00. Pursuant to Rule 419 of the Securities Act, net proceeds of $16,200.00 together with all securities issued are being held in escrow pending the consummation of an acquisition or merger.

     After the closing of the Merger, the business of Transpacific will be the business of Coffee. (See "BUSINESS - Coffee"). The resources of Coffee will be the resources available to Transpacific to fulfill the business purpose of marketing, manufacturing and distributing coffee. Coffee believes the combined cash resources and available credit of Coffee and Transpacific will be sufficient to run operations for one year.

     At June 30, 1997, Transpacific's current assets amounted to $783, while current liabilities amounted to $-0-. In addition, Transpacific's organization costs amounted to $- 0- for the period ended June 30, 1997.

     In the event approval of the Merger is not obtained from at least 80% of the Rule 419 Investors, then the shares deposited in the Rule 419 Escrow will not be released to the Rule 419 Investors. Instead, the $14,400 net offering proceeds in the Rule 419 Escrow will be released to the Rule 419 Investors in proportion to their investment, at approximately $5.40 per share. In the event the escrowed funds exceed $14,400 at the consummation of the Merger, the excess funds shall be returned on a pro rata basis to those registered common shareholders rejecting the reconfirmation offer. The Rule 419 Investors paid $6.00 per share in Transpacific's initial public offering.

COFFEE HOLDING CO., INC.

The Company is engaged in several aspects of the coffee industry, including wholesales of green coffee beans, roasting, packaging and distributing proprietary and private brands of coffee, as well as gourmet coffee. (See "BUSINESS - Coffee").

Year Ended October 31, 1996 compared to Year Ended October 31, 1995

                                                Year Ended
                                                 October 31,
                                            1996            1995

Net Sales                               $21,162,100      $23,923,561
Cost of Sales                           $18,775,383      $22,881,314
Operating Expenses                      $ 1,878,672      $ 1,470,084
Net Income (loss)                       $   499,517      $ ( 429,062)

     Net Sales for the year ended October 31, 1996 were $21,161,100 compared to $23,923,561, a decrease of $2,761,461 (13%). This decrease was a result of fluctuations in the price of green coffee. In fiscal year 1995, coffee sold at approximately $1.30 lb., as compared to an approximate price of $1.05 lb. in Coffee's fiscal year 1996. Although Coffee experienced a decrease in revenues, its sales volumes increased. However, despite sales increase in fiscal year 1996, lower coffee prices resulted in decreased sales revenues. Cost of sales decreased $4,105,931 (17.9%) from $22,881,314 in 1995 to
$18,775,383 in 1996. Cost of sales as a percentage of sales decreased from 95.6% in 1995 to 88.7% in 1996. This decrease is due to fluctuation in the price of green coffee.

     Coffee is a commodity traded on the Commodities and Futures Exchange. Coffee prices fluctuate according to various factors, including supply and demand. Over the past ten years, the average price per pound of coffee ranged from $.80 to $1.50. However, within the past ten years, prices have varied from a low of $.49 per pound in 1991 to a high of $3.18 in May 1997. The $.49 per pound price occurred when there was a perceived glut on the market which drove the future price down to an unnatural low, while the $3.18 per pound in May was the result of panic purchasing, which drove the price of coffee beans up to an unnatural high. These panic lows and highs usually last for but a short period of time when rumors or news affects the future market.

     The present price for coffee beans on the commodities market is $1.44 per pound. Management believes that coffee prices will remain stable for the foreseeable future.

     The Company enters into contracts with its customers to supply them with coffee; either raw beans or ground, blended and packaged coffees, depending on
its clients' needs.  To protect itself   from the varying price of green
coffee, the Company enters into the futures market. The Company will purchase coffee beans on the present market when it believes the price is low, and immediate delivery to the Company's clients is required. To fulfil future contracts, the Company buys futures which will insure that the Company can obtain coffee beans at a designated price at a later date. This enables the Company to stabilize its pricing with its customers for the finished product. By purchasing futures, the Company can lock in a good price for its coffee, stabilizing the prices for future purchase. The company further uses the method of stabilizing its cost of beans by purchasing puts and calls on the coffee commodities exchange. By doing this the company can obtain a coffee future by exercising a call or can divest of a coffee future by exercising a
put.   This method allows the Company to keep an even and constant flow of coffee at a regulated price so as to avoid wide and varied differences in the price of its coffee from one season to the next. The price of the coffee on the futures market as well as the current market is a reflection of the quantity and quality of coffee crops, as well as anticipated crops. Coffee crops are effected by weather conditions and extreme temperature fluctuations.

     Global consumption of coffee has increased approximately 2% per year over the past 7 years. Management believes that this increase in the consumption of coffee at that rate is likely to continue for the foreseeable future.

     The Company is engaged in a concerted effort to increase its sales revenues and production. Since 1995, the Company has refurbished and improved all of its existing equipment to prepare for in increase in
production.   As part of this effort, the Company recently purchased a new roaster which will go into operation in January 1998. The Company believes that the new roaster will enable the Company to increase its production of roasted beans by two times its present capacity. The Company has also begun efforts to increase its sales through private label contracts with supermarkets and other chain stores. One of the Company's largest clients is ShopRite. The Company believes that its improved equipment will allow it to increase its capacity and successfully serve its growing customer base. Additionally, the Company has increased its work force from eight to its present twenty-two full time employees. The Company is further working to increase sales of its proprietary brand coffees, through increase sales and marketing efforts.

Liquidity and Capital Resources.   The Company currently has a line of
credit from Finova Capital Corporation ("Finova"), pursuant to which Finova will forward the Company up to $2,500,000. This line of credit, combined with the Company's existing cash flow, allows the Company to meet its capital requirements on an on-going basis for its exisitng operations, and operations over the next twelve (12) months. Additionally, the Company has received a committment to increase its credit facility for another $2,500,000 for a potential total credit line of $5,000,000.

     Operating Expenses for 1996 were $1,878,672 and $1,470,084 in 1995, an increase of $408,588 (27.8%) while interest expenses remained consistent ($310,000 in 1996 compared to $313,953 in 1995, a decrease of $3,953 or 1.3%), selling and administrative expenses increased from $911,103 in 1995 to $1,154,341 in 1996 an increase of $243,238 or 26.67%. However, selling and administrative expenses were 61.44% of operating expenses and 61.98% in 1995. Additionally, salaries increased to $413,740 in 1996 from $245,028 in 1995, an increase of $168,712 (68.89%). Salaries as a percentage of operating expenses increased from 16.67% in 1995 to 22.02% in 1996. Operating expenses as a percentage of net sales increased from 6.14% in 1995 to 8.88% in 1996. This increase was a result of increased maintenance of Coffee's facility, including a new roaster and other new machinery, as well as increased utilities required for the increase in volume of coffee processed and packaged by Coffee. Additionally, as Coffee's volume increases, so do other of its operating costs, such as packaging and trucking.

As a result of all of the above, Coffee generated net income of $499,517 in 1996, and a net loss of $(429,062) in 1995.


Nine Month Period Ended July 31, 1997 as
 Compared to Nine Month Period Ended July 31, 1996

                                            Nine Month Period
                                              Ended July 31,
                                       1997                  1996

Net Sales                           $18,547,105           $15,014,380
Cost of Sales                       $15,586,862           $13,514,933
Operating Expenses                  $ 1,703,486           $ 1,204,138
Net Income (loss)                   $ 1,143,757           $   312,819


Net sales for the nine month periods ended July 31, 1997 and July 31, 1996, were $18,547,105 and $15,014,380, respectively, resulting in an increase of $3,532,725 (23.5%). This increase is a result of an increase in sales volumes, due to Coffee's efforts to expand its business. Higher prices of green coffee contributed to this increase. Cost of sales increased from $13,514,933 to $15,586,862, a $2,071,929 (15.3%) increase. The increase in cost of sales is due to additional expenses associated with the greater sales volumes, such as higher packaging costs, higher trucking costs, higher utility costs, and additional pay roll costs. The cost of sales as a percentage of net sales decreased from 90% for the nine month period ended July 31, 1997 to 84% for the nine month period ended July 31, 1996.

Operating expenses for the nine month periods ended July 31, 1997 and 1996 were $1,703,486 and $1,204,138, respectively. This increase of $499,348 (41.5%) was due to an increase in selling and administrative expenses and interest expenses. Selling and administrative expenses increased from $819,548 to $1,221,400 (and increase of $401,852 or 49%). This increase is a result of costs involved with the increase in volume of coffee roasted, blended and packaged by Coffee. However, as a percentage of operating expenses, selling and administrative expenses increased from 68.1% to only 71.7%. Interest expenses increased $97,496 (48.5%) from $200,819 to $298,315, as a result of fluctuations in Coffee's line of credit. Interest expenses as a percentage of operating expenses increased from 16.7% this period in 1996 to 17.5% this period in 1997.

As a result of the above, net income increased from $312,819 for the nine month period ended July 31, 1996 to $1,143,757 for the nine month period ended July 31, 1997.

BUSINESS

TRANSPACIFIC INTERNATIONAL GROUP CORP.

General

     Transpacific was organized under the laws of the State of Nevada on October 9, 1995. Since inception, the primary activity of Transpacific has been directed to organizational efforts, and obtaining initial financing and conducting its initial public offering pursuant to which Transpacific offered and sold 3,000 shares of common stock at $6.00 per share. Pursuant to Rule 419, the proceeds of Transpacific's initial public offering ($18,000) less 10% ($1,800) have been placed in escrow pending consummation of a merger or acquisition. (See "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419"). In the event no merger or acquisition is consummated within eighteen
(18) months from the effective date of Transpacific's initial public offering (February 12, 1998). Transpacific shall return investors' money, on a pro rata basis.

Transpacific was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warranted, engaging in Business combinations presented to it by persons or firms who or which desire to employ Transpacific's funds in their business or to seek the perceived advantages of publicly-held corporation. Transpacific's principal business objective is to seek long-term growth potential in a Business combination venture rather than to seek immediate, short-term earnings.

     Transpacific does not currently engage in any business activities which provide any cash flow. Transpacific's business is sometimes referred to as a "blank check" company because investors entrust their investment monies to Transpacific's management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the Deposited Funds of this offering are intended to be utilized generally to effect a Business combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in Transpacific will have an opportunity to evaluate the specific merits or risks of only the Business combination management decides to enter into.
     Management anticipates that it may be able to effect only one potential Business combination, due primarily to Transpacific's limited financing.


COFFEE HOLDING CO., INC.

General


     Coffee Holding Co., Inc. was incorporated pursuant to the laws of the State of New York on January 22, 1971. Coffee began operations in 1971 as a wholesaler of green coffee, purchasing green coffee from commodities houses and suppliers, and selling to coffee roasters. In 1975, Coffee began roasting and selling coffee under proprietary labels such as Via Roma. Currently, Coffee roasts, grinds, blends and sells coffee under labels such as Cafe Caribe,Don Manuel, and Fifth Avenue. Coffee owns the registered trademarks for these brands.

     In the early 1980's, Coffee began to expand expanding its operations, and began selling gourmet coffee, which is higher quality coffee, such as espresso. These coffee's are sold to higher end coffee bars, and specialty stores. Gourmet coffee is sold in whole beans, or grounded and blend.

Coffee's business is divided into four (4) categories:

     (1) Wholesale green coffee; (2) Roasting, grinding, blending and packaging proprietary brand coffee; (3) Roasting, grinding, blending and packaging private label coffee; and (4) Roasting and packaging specialized "gourmet" coffee.

Wholesale Green Coffee

     Coffee sells or brokers green gourmet beans to many smaller roasters and gourmet coffee shop operators located throughout the Continental United States. Coffee purchases green coffee from approximately ten (10) suppliers located primarily in the tri-state area. These suppliers supply Coffee with beans from countries around the world including Columbia, Zimbabwe, Brazil and Ethiopia, among others. Coffee carries over fifty (50) different types of coffee. Green gourmet beans are sold (unroasted) direct from the warehouses to small roasters and gourmet bean stores. These stores and roasters will roast the beans themselves. Such wholesales account for approximately 35% of Coffee's gross revenues.

     This end of the business represents the fastest growing segment of the industry as gourmet coffee houses are increasing all over the United States. Currently, Coffee has over 190 customers in this category with profits ranging from $.04 to over $1.00 per pound, depending upon the size of the customers, the size of the offer, type of coffee.

Roasting, Grinding, Blending  and Packing Proprietary Line of Branded Coffees

     Coffee roasts, grinds and blends coffee in its factory located at 4401 First Avenue, Brooklyn, New York. These coffees are packaged at Coffee's facilities, as well, and shipped directly from the premises.

     Since 1975, Coffee has acquired trademark registration rights for several name brands of coffee. There names include Cafe Caribe, Cafe Supremo, Via Roma, Don Manuel and Fifth Avenue. Coffee roasts, grinds, blends these beans according to Coffee recipes, then sells the coffees packaged in its proprietary brands labels to supermarkets, wholesalers and individually owned stores throughout the United States.

     Each of Coffee's proprietary brands is aimed at a particular segment of the coffee market. Coffee distributes "Cafe Caribe" in regular, decaffeinated and instant forms, and "Fifth Avenue" in regular and decaffeinated. The average profit margin n these items under normal conditions is approximately 28%. Sales of Coffee's proprietary brands comprise approximately 15% of Coffee's sales revenues.

     All of Coffee's roasted and ground blends are available in cans and brick packs.

Roasting, Grinding, Blending  and Packing Private Label Coffee

     45% of Coffee's sales revenues comes from sales of coffees which Coffee roasts, grinds, blends and packs under private labels. Currently, Coffee roasts and packs coffee for some of the largest supermarket chains east of the Mississippi River, including ShopRite. Private label coffee is a highly competitive end of the business with profit margins between 8% and 15%. However, the volume of private label coffee that Coffee distributes can be as much as five (5) times as grand as its proprietary brands.

Roasting and Packing Gourmet Coffee

     The most recent end of Coffee's business is roasting and packing specialized blended and flavored coffees for the food service/ office coffee service end of the business. As with private label coffees, roasted and packed gourmet coffee is sensitive to fluctuations in coffee prices. Margins for this segment of Coffee's business run approximately 15%.

Intellectual Property

     Coffee holds trademarks for all of its proprietary name coffee brands. The trademark for "Cafe Caribe" was originally registered with the U.S. Department of Commerce, United States Patent and Trademark Office on November 9, 1954 for twenty (years). It was renewed on November 9, 1974 for twenty
(20) years, and renewed on July 18, 1995 for ten (10) years from the date the registration was due to expire (November 9, 2004).

     The trademark for "Via Roma" was registered with the United States Patent and Trademark office on August 10, 1976 for a twenty (20) year period. It was renewed on August 10, 1996 for a ten (10) year period.

     Coffee holds the trademark "Sterling's Deluxe", which was registered with the United States Patent and Trademark Office on July 25, 1967 for a twenty
(20) year period, and renewed on June 7, 1988 for a twenty (20) year period, to expire July 25, 2007. This trademark was originally held by M. & S. Gordon Co., Inc. and assigned to Coffee. On January 23, 1996, Coffee granted The Quaker Oats Company the right to use the name "Sterling" on a coffee product. Coffee no longer distributes "Sterling Deluxe" coffee.

     Coffee holds the trademark for "Fifth Avenue". This trademark was first issued on December 16, 1988. Coffee filed a Declaration under Sections 8 and 15 on October 17, 1997, which will keep the "Fifth Avenue" trademark in full force until August 11, 2002.

     The trademark for "Don Manuel" is held by the Company. It was originally registered on August 1, 1967, and renewed on June 7, 1988 for a twenty (20) year period to expire August 1, 2007.

Competition

     Coffee is engaged in a business whereby it competes with similar
businesses which sell, roast and distribute coffee.   Additionally, Coffee's
proprietary brand coffees compete with the many other brand coffees available in supermarket and specialty stores. Currently, the coffee market is dominated by several large companies, such as Kraft General Foods, Inc., Proctor & Gamble Co., and Nestle S.A. Other of Coffee's competitors, such as Chock Full of Nuts, Mother Parker, Teatly and Continental Coffee Co., have greater access to capital, are more familiar with the industry, and are more widely recognized by potential consumers.

Legal Proceedings

     Coffee is not a party to any legal proceedings which Coffee could materially effect its business.

Employees

     Coffee currently has 22 full time and 5 part time employees. Coffee's employees do not belong to any unions. Management of Coffee enjoys good working relationships with its employees.

Property

     Coffee leases its executive offices and plant located at 4401-05 First Avenue, Brooklyn, New York, from the New York City Industrial Development Agency ("IDA"). In 1989, Coffee effectively purchased the property through the IDA when the IDA issued bonds for the purchase of the property.

     Coffee also leases as warehouse located at 4425a First Avenue, Brooklyn, New York. The warehouse is 7,500 square feet. Coffee pays $3,900 per month rent for this warehouse. This lease expires August 31, 2002.

     Coffee's facilities are adequate for its current operations.


MANAGEMENT

Directors and Executive Officers

     Set forth below is certain information regarding the directors and executive officers of Transpacific and Coffee. The officers and directors of Transpacific are expected to resign upon consummation of the Merger.

TRANSPACIFIC

     Set forth below is information regarding the officers and directors of the Transpacific.

Name                          Age            Position with Transpacific

Ho Cheong Chio                46             President, Chairman of the Board
The Bank of America Building                 of Directors
27/F-A-D Avenida
Doutor Mario
Soares, Macau

David Chang                   42             Secretary, Treasurer,
116 Pinehurst Ave., #L21                     Director
New York, NY  10033

Christian Constantinov        41             Director
922 Old Post Rd.
Bedford, NY 10506

____________________
(1) May be deemed "Promoters" of Transpacific, as that term is defined under the Securities Act.


BIOGRAPHY

Ho Cheong Chio, 46, has been President and Chairman of the Board of Directors
of Transpacific  since Transpacific's Company's organization.   Since 1982,
Mr. Chio has been the owner and manager of Far East Trading Co., a trading company located in Hong Kong. Mr. Chio graduated from South China Normal University High School, located in Canton, China.

David Chang, 42, has been Secretary, Treasurer and a director of Transpacific since its organization. Mr. Chang is a certified public accountant, and has had his own accounting and tax practice since 1992. From 1989 to 1992, Mr. Chang was employed as a certified public accountant with James D. Miller, P.C., in New York. Mr. Chang received his M.S. in Accounting and Taxation from American University, and his B.A. in English Literature from Zhongshan University, Canton, China.

Christian Constantinov, 41, has been a director of Transpacific since December 4, 1995. Since 1991, Mr. Constantinov has been a professor at McGill University in Montreal, Canada. From 1990 to 1995, he was a vice president of Sony Classical Production, Inc. Mr. Constantinov received his M.A. in Piano from the Conservatory of Sofia in Sofia, Bulgaria, and is a graduate of the Graduate School of Engineering in Sofia.


COFFEE

     Set forth below is information regarding the officers and directors of
Coffee:

Name                         Age       Position with the Company

David Gordon                 33        Executive Vice President - Operations
22 Barclay Road
Secretary, Director
Scarsdale, NY 10538

Andrew Gordon                36        President, CEO, Treasurer, Director
251 Meiser Avenue
Staten Island, NY 10306

Gerard DeCapua               36        Director
1771 Burnett Street
Brooklyn, NY 11242

Biography

David Gordon, 33, has been Executive Vice President - Operations and Secretary since October 28, 1997. Mr. Gordon was Vice President, as well as Operating Manager of Coffee from 1983 until October 28, 1997. He has been a director of Coffee since 1983. As Executive Vice President - Operations, Mr. Gordon is responsible for Coffee's sales, and plant operations. Mr. Gordon attended Baruch College in New York City. He is the brother of Andrew Gordon, President, CEO, Treasurer and a director of Coffee.

Andrew Gordon, 36, has been President, Chief Executive Officer and Treasurer since October 28, 1997. He was a Vice President from 1981 to October 28, 1997. Mr. Gordon has been a director of the Company since 1981. Mr. Gordon is responsible for the purchase of green coffee, as well as for trading coffee. Mr. Gordon received a BBA degree from Emory University in Atlanta, Georgia. He is the brother of David Gordon, Executive Vice President - Operations, Secretary and a director of Coffee.

Gerard DeCapua, 36, has been a director of Coffee since October 28, 1997. Mr. DeCapua has had his own law practice located in Rockville Centre, New York since 1985. He received his law degree from Pace University School of Law.


Executive Compensation

Transpacific

     Transpacific has not compensated any officers, directors or employees to date.


Coffee

     The following summary compensation table sets forth compensation information for services performed during each of the three (3) fiscal years ended October 31, 1997, 1996, 1995 by Coffee's executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal                      Fiscal              Annual
Position(3)                             Year                Compensation (1)

David Gordon                            1997(2)             $ 95,513
Executive -Vice President -             1996                $160,932
Operations, Secretary                   1995                $ 92,297

Andrew Gordon                           1997(2)             $100,810
President, CEO                          1996                $168,180
Treasurer                               1995                $ 99,545
Sterling Gordon                         1997(2)             $ 52,966
Former President                        1996                $ 73,928
                                        1995                $ 52,966

Rachelle Gordon                         1997(2)             $ 29,455
Former Secretary                        1996                $ 38,435
 and Treasurer                          1995                $ 27,970

(1) Includes salary, bonus, medical, pension and housing allowance.
(2) Estimated.
(3) On October 28, 1997, Sterling Gordon and Rachelle Gordon resigned from their respective positions. On October 28, 1997, Andrew Gordon became President, Treasurer and CEO of Coffee, and David Gordon became Executive Vice President - Operations and Secretary.

DESCRIPTION OF SECURITIES

TRANSPACIFIC

Common Stock

     Transpacific is authorized to issue twenty million (20,000,000) shares of common stock, $.0001 par value per share, of which 100,000 shares were issued and outstanding as of the date of this prospectus. This number includes the 3,000 shares of Registered Common Stock subject to the Reconfirmation Offering. Each outstanding share of common stock of Transpacific is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of Transpacific common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of Transpacific; (ii) are entitled to share ratably in all of the assets of Transpacific available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of Transpacific; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of registered Common Stock which are the subject of this Reconfirmation Offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of common stock of Transpacific do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of Transpacific if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of Transpacific's directors. At the completion of the Reconfirmation Offering, the present officers and directors and present shareholders of Transpacific, including those Transpacific shareholders who are also shareholders of Coffee, will beneficially own 25% of the then outstanding shares, with the former Coffee shareholders in possession of 88.5% of Transpacific's stock. (See "MERGER-Terms and Conditions of Merger" and "Certain Transactions").

Reports to Stockholders

     Transpacific intends to continue to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Transpacific's fiscal year ends on September 30.

Non-Cumulative Voting

     The holders of shares of Transpacific Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so chose. In such event, the holders of the remaining shares will not be able to elect any of Transpacific's directors. Transpacific's current shareholders, including those Transpacific shareholders who are also shareholders of Coffee, will own 25% of the common shares outstanding after the Merger. (See "Certain Transactions.")

Dividends

     Transpacific was only recently organized, has no earnings, and has paid no dividends to date. Since Transpacific was formed as a blank check company with its only intended business being the search for an appropriate Business combination, Transpacific does not anticipate having any earnings until such time that a Business combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a Business combination, Transpacific will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a Business combination is reconfirmed.

Transfer Agent

     Transpacific has appointed Oxford Transfer Co., 115 North Maryland Avenue, Suite 130, Glendale, California as the Transfer Agent for
Transpacific.


COFFEE

Common Stock

     Coffee is authorized to issue two hundred (200) shares of common stock, no par value, of which 100 shares were issued and outstanding as of the date
of this prospectus.   Each outstanding share of common stock of Transpacific
is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of shares of Coffee Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so chose. In such event, the holders of the remaining shares will not be able to elect any of Coffee's directors.
Coffee's current shareholders will own 88.5% of the common shares outstanding after the Merger.

Dividends

     Coffee has paid no dividends to date.

Transfer Agent

Coffee intends to appoint Oxford Transfer Co., 115 North Maryland Avenue, Suite 130, Glendale, California, as its Transfer Agent after the Merger.

PRINCIPAL SHAREHOLDERS

TRANSPACIFIC

     The following table sets forth certain information regarding the beneficial ownership of the Transpacific's Common Stock as of the date of this Prospectus by (i) each person known to Transpacific to beneficially own 5% or more of Transpacific's Common Stock, (ii) each director of Transpacific and
(iii) all directors and executive officers of Transpacific as a group. All information with respect to beneficial ownership has been furnished to Transpacific by the respective director, executive officer or 5% shareholder, as the case may be.

                               Amount and Nature of    Amount and Nature of
                               Beneficial Ownership    Beneficial Ownership
                               Prior to the Merger(1)  After the Merger (2)


                               Number       Percent    Number       Percent
Beneficial Owners              of Shares    of Class   of Shares    of Class

Ho Cheong Chio (1)                     0           0           0           0
The Bank of China Building
27/F-A-D Avenida
Doutor Mario
Soares, Macau

David Chang (1)                        0           0           0           0
116 Pinehurst Ave., #L21
New York, NY  10033

Christian Constantinov (1)             0           0           0           0
922 Old Post Rd.
Bedford, NY 10506

Thomas Geisel(5)                   8,982         9.0%     89,820         2.2%
89 Summit Avenue
Suite 222
Summit, NJ 07901

Mark Russo(5)                      8,982         9.0%     89,820         2.2%
89 Summit Avenue
Suite 222
Summit, NJ 07901

David Gordon(3)(4)(5)             27,020        27.0%    270,200         6.8%
22 Barclay Road
Scarsdale, NY 10538

Andrew Gordon(3)(4)(5)            27,020        27.0%    270,200         6.8%
251 Meiser Avenue
Staten Island, NY 10306

Juemin Chu                         9,000         9.0%     90,000         2.3%
67-113 Dartmouth Street
Forest Hills, NY 11375

Total Officers
and Directors
as a group                             0           0           0           0

Total Officers
and Directors
(3 persons)

_________________________
(1) May be deemed "Promoters" of Transpacific, as that term is defined under the Securities Act.

(2) Based on 4,000,000 shares outstanding; after the ten for one (10:1) Stock Split.

(3) Does not include any shares to be distributed to Andrew Gordon or David Gordon at the Merger.

(4) Andrew Gordon and David Gordon are officers and directors of Coffee (See "MANAGEMENT - Coffee")

(5) Represents shares previously owned by shareholders of Transpacific and purchased in a private transaction for $.10 per share. (See "Certain Transactions").

     None of the current stockholders have received or will receive any extra special benefits that were not shared equally (pro rata) by all holders of shares of Transpacific's stock.


COFFEE

     The following table sets forth certain information regarding the beneficial ownership of the Coffee's Common Stock as of the date of this Prospectus by (i) each person known to Coffee to beneficially own 5% or more of Coffee's Common Stock, (ii) each director of Coffee and (iii) all directors and executive officers of Coffee as a group. All information with respect to beneficial ownership has been furnished to Coffee by the respective director, executive officer or 5% shareholder, as the case may be.

                            Amount and Nature of      Amount and Nature of
                            Beneficial Ownership      Beneficial Ownership
                            Prior to the Merger       After the Merger (1)(4)

                            Number of   Percent of    Number of   Percent of
Beneficial Owners           Shares      Class         Shares(5)   Class

David Gordon(2)(4)            20.833          21%     900,200          22.5%
22 Barclay Road
Scarsdale, NY 10538

Andrew Gordon(2)(4)           20.833          21%     900,200          22.5%
251 Meisher Avenue
Staten Island, NY 10306

Rachelle Gordon               58.340          58%   1,740,000          43.5%
 Grantor Retained
 Annuity Trust(3)

Gerard DeCapua                     0           0            0             0
1771 Burnett Street
Brooklyn, NY 11242

Total officers and
directors as a Group (3)
persons                       41.666          42%    1,800,400           45%


     (1) Based on 4,000,000 shares to be outstanding after the merger; after the ten for one (10:1) Stock Split.
     (2) Andrew Gordon and David Gordon are also shareholders of Transpacific. (See "Certain Transactions").
     (3) The trustees of this trust are Andrew Gordon and David Gordon, officers, directors and shareholders of Coffee. The beneficiaries are the estates of Andrew Gordon and David Gordon, respectively.
     (4) Computation of shares to be held after the Merger includes shares of Transpacific currently held by Coffee shareholders.
     (5) The 3,000,000 post-Stock Split shares of Transpacific to be issued upon consummation of the Merger shall be distributed to current Coffee shareholders on a pro-rata basis.


CERTAIN TRANSACTIONS

          Transpacific International Group Corp. was incorporated in Nevada on October 9, 1995. On November 29, 1995, Transpacific issued 97,000 shares of common stock, par value $.0001. On August 12, 1995, Transpacific's initial public offering was declared effective by the Securities and Exchange Commission. Pursuant to this offering, 3,000 shares of common stock were offered at $6.00 per share on a "best efforts, all or nothing basis." As a result of the public offering, $18,000.00 was raised. This offering closed on February 10, 1996.

     On October 27, 1997, Ho Cheong Chio, Hong Cao, Weng I. Ip and Po Wa Lee sold their shares of Transpacific to the following people:


     Thomas Geisel                         8,982 shares
     Mark Russo                            8,982 shares
     Bill Walsh                            1,996 shares
     David Gordon                         27,020 shares
     Andrew Gordon                        27,020 shares
     Juemin Chu                            9,000 shares
     Rose-Marie Fox                        3,925 shares
     Cavendish Ltd.                        2,000 shares
     Andreas O. Tobler                     1,925 shares
     Mordechai Book                          750 shares
     Rene Kunz                               200 shares
     Phillip Levy                            100 shares
     Renato Strauss                          100 shares

These shares were purchased for $.10 per share for a total of $9,200. The shares and the $9,200 are being held in escrow with Schonfeld & Weinstein, L.L.P., Transpacific's counsel, pursuant to an agreement dated October 27, 1997. The funds shall be released to the shareholders, and the stock certificates released to the purchasers upon consummation of the Business combination, i.e., the Securities and Exchange Commission's declaration of effectiveness of Transpacific's post-effective amendment and successful reconfirmation offering as proscribed in Rule 419. In the event the Business combination is not consummated, the shares shall be returned to Messrs. Ho, Hong, Weng and Po, and the funds released to the purchasers.

As of July 31, 1997 Sterling Gordon and Rachelle Gordon, former officers of Coffee, held subordinated loans to Coffee, in the amounts of $77,147.49 and $60,317,87, respectively. These loans bear interest at the rate of 10% per annum.

INFORMATION CONCERNING TRANSPACIFIC

      Transpacific has heretofore filed the following with the Commission pursuant to the Securities Act:

     (1) Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996;
     (2) Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1996;
     (3) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997; and
     (4) Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1997.

LEGAL MATTERS

          An opinion as to the validity of the securities offered hereby has been passed upon for Transpacific by Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York, counsel to Transpacific. The Principals of Schonfeld & Weinstein, L.L.P., Joel Schonfeld and Andrea I. Weinstein, are both shareholders of Transpacific, owning 666 and 334 shares, respectively. No proceeds of Transpacific's initial public offering were paid to Schonfeld & Weinstein, L.L.P.

EXPERTS

          The financial statements of Coffee included in this prospectus have been audited by Ira D. Ganzfriend & Company, Certified Public Accountants, 260 Fifth Avenue, New York, New York 10007, independent auditors, and are included in reliance upon the reports of such firm given upon their authority
as experts in accounting and auditing.   The financial statements of
Transpacific for the years ended September 30, 1996 included in this Prospectus have been so included in reliance on the report of German W. Chacon, 79 Euclid Avenue, Ardsley, New York, Certified Public Accountant, given on the authority of said firms as an expert in accounting and auditing.

LITIGATION

     Transpacific knows of no litigation pending, threatened or contemplated, or unsatisfied judgements against it, or any proceedings in which it is a party. Transpacific knows of no legal actions pending or threatened or judgements entered against Transpacific's officer and directors in their capacity as such.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Articles of Incorporation of Transpacific provide indemnification of directors and officers and other corporate agents to the fullest extent permitted pursuant to the laws of Nevada. The Articles of Incorporation also limit the personal liability of Transpacific's directors to the fullest extent permitted by the Nevada Revised Statutes. The Nevada Revised Statutes contain provisions entitling directors and officers of Transpacific to indemnification from judgments, fines amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of Transpacific, provided said officers or directors acted in good faith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Transpacific pursuant to the foregoing provisions, or otherwise, Transpacific has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Transpacific of expenses incurred or paid by a director, officer or controlling person of Transpacific in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Transpacific will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FURTHER INFORMATION

     Transpacific is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith will file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the"Commission"). Such periodic reports, proxy statements and other information filed by Transpacific can be inspected without charge at the Public Reference Room maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 or at the Commission's web site: www.sec.gov. Copies of such material can be obtained at prescribed rates upon request from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549.

     Transpacific has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Transpacific and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, copies of which may be obtained at prescribed rates from the Commission at the public reference facilities maintained by the Commission or at the Commission's web site: www.sec.gov. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

Transpacific International Group Corp.
Financial Statements
(A development stage company)


For the periods October 9, 1995 (date of inception)
To September 30, 1996 (audited), and October 1, 1996 to
June 30, 1997 (audited)

TABLE OF CONTENT
                                                             Page #

Report of Independent Auditor

Balance sheet - as of September 30, 1996

Statement of operations & retained earnings
Period October 9, 1995 (Date of Inception) to September 30, 1996

Statement of change in stockholders' equity
Period October 9, 1995 (Date of Inception) to September 30, 1996

Statement of cash flows
Period October 9, 1995 (Date of Inception) to September 30, 1996

Notes to the financial statements

Schedule 1

German W. Chacon                           78 Euclid Ave - Ardsley, N.Y. 10502
Certified Public Accountant               Tel (914) 693-5029 Fax (914) 693-5030


TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
AUDITOR'S REPORT ON FINANCIAL STATEMENTS
For the period from October 9, 1995 (Date of Inception) to September 30, 1996

Independent Auditor's Report

The Stockholders
Transpacific International Group, Corp.

We have audited the accompanying balance sheet of Transpacific International Group Corp. (a development stage company) as of September 30, 1996 and the related statements of operations, retaining earnings, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on my audit.

We have conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that my audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transpacific International Group Corp. as of September 30, 1996, and the results of their operations and cash flows for the period then ended, in conformity with generally accepted accounting principles.


German Chacon

December 16, 1996
New York, New York 10502

TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
BALANCE SHEET
AS OF SEPTEMBER 30, 1996

ASSETS

CURRENT ASSETS

Cash                                               2,730
   Total Current Assets                            2,730

OTHER ASSETS

Organization costs                                     0
Deferred offering costs                                0
   Total Other Assets                                  0

           TOTAL ASSETS                            2,730

CURRENT LIABILITIES

Accounts payable                                       0
   Total Current Liabilities                           0

STOCKHOLDER'S EQUITY
Common Stock        $.0001 par value, 20 million
                    shares authorized, $97,000
                    shares issued and outstanding     10

Paid in Capital               (Note 2)            24,997
Deficit accumulated during
the development stage                            (22,276)

                                                   2,730

     Total Liabilities and Equity                  2,730


See accompanying independent accountant's report and notes to the financial statements



TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS & DEFICIT ACCUMULATED
DURING THE DEVELOPMENT STATE
PERIOD FROM OCTOBER 9, 1995 (Date of Inception)
TO SEPTEMBER 30, 1996


Operating Income:

Revenues                                      0
Interest Income                             189
Cost of revenues                              0

Gross profit                                189

Operating expenses:

General & administrative expenses             0
Professional fees(Schedule 1)            22,465

Operating income (loss)                 (22,276)

Non operating (income) expenses:

Depreciation                                  0
Amortization                                  0
Interest & bank charges                       0

Income (loss) before taxes              (22,276)

Provision for income taxes                    0

Net income (loss)                       (22,276)

Deficit accumulated during
development stage beginning/end         (22,276)

# of common shares outstanding
from date of inception                   97,000

See accompanying independent accountant's report and notes to the financial statements




TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
STATEMENT OF CHANGE IN STOCKHOLDERS' EQUITY
PERIOD FROM OCTOBER 9, 1995 (Date of Inception)
TO SEPTEMBER 30, 1996


                                     Common Stock
                                                   Additional    Total
                                                   Paid-in       Stockholders'
                            Shares     Amount      Capital       Equity

Issuance of common stock
     Nov-29-1995            86,000          9      22,162        22,171

Issuance of common stock
     Nov-29-1995            11,000          1       2,835         2,836

                            97,000         10      24,997        25,007


Deficit accumulated during the
development stage for amounts
applicable to the statement of
operations                                        (22,276)      (22,276)

                            97,000         10       2,721         2,730


See accompanying independent accountant's report and notes to the financial statements




TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
PERIOD FROM OCTOBER 9, 1995 (Date of Inception)
TO SEPTEMBER 30, 1996


Operating activities:
Net income (loss)                                          (22,276)
Non cash charges (credit to earnings):
Depreciation and amortization                                    0


Changes in operating assets and liabilities:                     0
Net cash provided (used) in operating activities           (22,276)


Cash provided by (used) in investing activities:
Equity increase (decrease)                                 (25,007)
Net cash provided (used) in investing activities           (25,007)

Financing activities:
Net cash provided (used) in financing activities                 0
Net increase (decrease) in cash                                  0
Cash at October 9, 1995 (date of inception)                      0
Cash at September 30, 1996                                       0

Supplemental disclosure of cash flow information:
Interest paid, net of amount capitalized                         0
Income taxes paid                                                0



See accompanying independent accountant's report and notes to the financial statements





TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
PERIOD FROM OCTOBER 9, 1995 (Date of Inception)
TO SEPTEMBER 30, 1996

1.NATURE OF THE BUSINESS

Transpacific International Group Corp. (A Development Stage Company), was organized in 1995, as a blank check company which plans to look for a suitable business to merge with or acquire. Operations since October 9, 1995 have consisted primarily of the first capital contribution by the insiders, and coordination activities with the law firm regarding the SEC registration of the company.

2.STOCKHOLDERS' EQUITY

The company was duly organized under the laws of the State of Nevada. The company authorized twenty million (20,000,000) shares of Common Stock at $.0001 par value. The company raised $25,007, in 1995, through a Subscription
Agreement.   (See the statement of changes in stockholders' equity.)

3.RELATED PARTY TRANSACTIONS

Joel Schonfeld, attorney at law, is a legal firm whose partners are stockholders of Transpacific International Group Corp. During 1995, the company advanced Joel Schonfeld $20,000 representing legal fees. It is estimated that the company will pay Joel Schonfeld an additional $5,000 in 1996 upon completion of the SEC Securities Registration Agreement.

4.STATEMENT OF CASH FLOWS

Cash Equivalents - The Company recognizes cash deposited in its bank account as cash equivalents for purposes of the Statement of Cash Flows.

5.RULE 419 REQUIREMENTS

Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the Company submits a signed representation to the Escrow Agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the Escrow Agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

                                                           Schedule 1

TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
GENERAL & ADMINISTRATION EXPENSES
PERIOD FROM OCTOBER 9, 1995 (Date of Inception)
TO SEPTEMBER 30, 1996


Legal fees                                                   20,000
Other professional fees                                       2,465

Total General & administrative expenses                      22,465



See accompanying independent accountant's report and notes to the financial statements

TRANSPACIFIC INTERNATIONAL GROUP CORP.
Financial Statements for the Period Ending
June 30, 1997


TABLE OF CONTENT

Report of Independent Auditor

Balance sheet - as of June 30, 1997

Statement of operations & deficit accumulated during the development stage
Six months ended June 30, 1997
and the Period October 9, 1995 (Date of Inception) to June 30, 1997

Statement of change in stockholders' equity
Six months ended June 30, 1997
and the Period October 9, 1995 (Date of Inception) to June 30, 1997

Statement of cash flows
Six months ended June 30, 1997
and the Period October 9, 1995 (Date of Inception) to June 30, 1997

Notes to the financial statements

General and administrative expenses
Six months ended June 30, 1997
and the Period October 9, 1995 (Date of Inception) to June 30, 1997

German W. Chacon                         78 Euclid Ave - Ardsley, N.Y. 10502
Certified Public Accountant              Tel (914) 693-5029 Fax (914) 693-5030


TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
AUDITOR'S REPORT ON FINANCIAL STATEMENTS
For the period from October 9, 1995 (Date of Inception) to June 30, 1997


Independent Auditor's Report

The Stockholders
Transpacific International Group, Corp.

We have audited the accompanying balance sheet of Transpacific International Group Corp. (a development stage company) as of June 30, 1997, and the related statements of operations, retaining earnings, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that my audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transpacific International Group Corp. as of June 30, 1997, and the results of their operations and cash flows for the six months then ended, in conformity with generally accepted accounting principles.

German W. Chacon

July 24, 1997
New York, New York 10502





TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
BALANCE SHEET
AS OF JUNE 30, 1997


ASSETS

CURRENT ASSETS
Cash                                                         783
     Total Current Assets                                    783

OTHER ASSETS
Organization costs                                             0
Deferred offering costs                                        0
     Total Other Assets                                        0

                              TOTAL ASSETS                   783


CURRENT LIABILITIES
Accounts payable                                               0
     Total Current Liabilities                                 0

STOCKHOLDER'S EQUITY
Common Stock         $.0001 par value, 20 million shares
                     authorized, 97,000 shares issued and
                     outstanding                              10
Paid in Capital                  (Note 2)                 24,997
Deficit accumulated during
the development stage                                    (24,224)

                                                             783

     Total Liabilities and Equity                            783


See accompanying independent accountant's report and notes to the financial statements





TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS & DEFICIT ACCUMULATED
DURING THE DEVELOPMENT STAGE
Six Months ended June 30, 1997, and
the Period from October 9, 1995 (Date of Inception) to June 30, 1997


                                                     Six months
                                                       Ended
                                                      June 30,
                                                        1997
Operating Income:
Revenues                                                      0
Interest Income                                              15
Cost of revenues                                              0

Gross profit                                                 15

Operating expenses:
General & administrative expenses                             0
Professional fees(Sch 1)                                  1,965

Operating income (loss)                                 ( 1,950)

Non operating (income) expenses:
Depreciation & Amortization                                   0
Interest & Bank Charges                                      11


Income (loss) before taxes                             (  1,961)
Provision for income taxes                                    0

Net income (loss)                                       ( 1,961)

Deficit accumulated during development stage
beginning through June 30, 1997                         (22,263)

Deficit accumulated during development stage
beginning through June 30, 1997                         (24,224)

# of common shares outstanding
from date of inception                                   97,000


See accompanying independent accountant's report and notes to the financial statements





TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
STATEMENT OF CHANGE IN STOCKHOLDERS' EQUITY
Six months ended June 30, 1997, and
the Period from October 9, 1995 (Date of Inception) to June 30, 1997



                                                Additional     Total
                                                Paid-in        Stockholders'
                                   Shares       Capital        Equity

Issuance of common stock
          Nov-29-1995              86,000       22,171         22,171

Issuance of common stock
          Nov-29-1995              11,000        2,836          2,836

                                   97,000       25,007         25,007

Deficit accumulated during the
development stage for amounts
applicable to the statement of
operations                                     (24,224)       (24,224)

                                   97,000          783            783




See accompanying independent accountant's report and notes to the financial statements






TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
Six Months ended June 30, 1997, and
the Period from October 9, 1995 (Date of Inception) to June 30, 1997



                                                         Six Months
                                                           Ended
                                                          June 30,
                                                           1997

Operating activities:
Net income (loss)                                           (1,961)
Non cash charges (credit to earnings):
Depreciation and amortization                                    0

Changes in operating assets and liabilities:                     0

Net cash provided (used) in operating activities            (1,961)

Cash provided by (used) in investing activities:
Equity increase (decrease)                                       0


Net cash provided (used) in investing activities                 0

Financing activities:

Net cash provided (used) in financing activities                 0

Net increase (decrease) in cash                             (1,961)

Cash at October 9, 1995 (date of inception)                  2,744

Cash at June 30, 1997                                          783

Supplemental disclosure of cash flow information:
Interest paid, net of amount capitalized                        11
Income taxes paid                                                0

See accompanying independent accountant's report and notes to the financial statements

German W. Chacon                         78 Euclid Ave - Ardsley, N.Y. 10502
Certified Public Accountant              Tel (914) 693-5029 Fax (914) 693-5030



AUDITOR'S REPORT ON SUPPLEMENT INFORMATION


Our audit of the basic financial statements of Transpacific International Group Corp. for the six months ending June 30, 1997, were made primarily to form an opinion on such financial statements taken as a whole. The supplementary information contained in the following pages is presented for the propose of additional analysis and, although not required for a fair presentation of financial position, results of operations, and changes in financial position, was subjected to the procedures applied in the audits of the basic financial statements. In our opinion, the supplementary information is fairly presented in all material respects in relation to the basic financial statements.





German W. Chacon


New York, N.Y.
July 24, 1997

TRANSPACIFIC INTERNATIONAL GROUP CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD OCTOBER 9, 1995 (Date of Inception)
TO JUNE 30, 1997


A.NATURE OF THE BUSINESS

Transpacific International Group Corp. (A Development Stage Company), was organized in 1995, as a blank check company which plans to look for a suitable business to merge with or acquire. Since October 9, 1995, operations have consisted primarily of the first capital contribution by the insiders, and coordination activities with the law firm regarding the SEC registration of the company.

B.STOCKHOLDERS' EQUITY

The company was duly organized under the laws of the State of Nevada. The company authorized twenty million (20,000,000) shares of Common Stock at $.0001 par value. The company raised $25,007, in 1995, through a Subscription
Agreement.   (See the statement of changes in stockholders' equity.)

C.RELATED PARTY TRANSACTIONS

Joel Schonfeld, attorney at law, is a legal firm whose partners are stockholders of Transpacific International Group Corp. During 1995, the company advanced Joel Schonfeld $20,000, representing legal fees, for the completion of the SEC Securities Registration Agreement.

D.STATEMENT OF CASH FLOWS

Cash Equivalents - The Company recognizes cash deposited in its bank account as cash equivalents for purposes of the Statement of Cash Flows.

E. RULE 419 REQUIREMENTS

Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the Company submits a signed representation to the Escrow Agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the Escrow Agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

                                                           Schedule 1

TRANSPACIFIC INTERNATIONAL GROUP CORP.                     Six months
(A Development Stage Company)                                Ended
GENERAL & ADMINISTRATION EXPENSES                           June 30,
Six Months ended June 30, 1997, and                          1997
the period from October 9, 1995 (Date of Inception) to June 30, 1997


Legal fees                                                         0
Other professional fees                                        1,965

Total General & administrative expenses                        1,965





See accompanying independent accountant's report and notes to the financial statements

COFFEE HOLDING CO., INC.
FINANCIAL STATEMENTS
AND AUDITORS' REPORT
YEARS ENDED OCTOBER 31, 1996 AND 1995


CONTENTS

                                                               Page

AUDITORS' REPORT

FINANCIAL STATEMENTS

       Balance Sheets

       Statements of Income and Retained Earnings

       Statement of Cash Flows

       Notes to Financial Statements

SUPPLEMENTARY INFORMATION

       Report on Supplementary Information

       Cost of Sales

       Selling and Administrative Expenses

IRA D. GANZFRIED & COMPANY
Certified Public Accountants
260 Fifth Avenue
New York, New York 10001
(212) 686-9310
Fax: (212) 686-4489



Board of Directors
Coffee Holding Co., Inc.



We have audited the accompanying balance sheets of Coffee
Holding Co., Inc. as at October 31, 1996 and 1995, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coffee Holding Co., Inc. as at October 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



IRA D. GANZFRIED & COMPANY

December 19, 1996
New York, New York

COFFEE HOLDING CO., INC.
BALANCE SHEET


ASSETS
(Pledged - Note 5)
                                                For the years ended
                                                      October 31,
                                                 1996           1995
CURRENT ASSETS:
 Cash                                        $   33,430     $   24,402
 Due From Broker                                123,977         51,707
 Accounts Receivable (Note 2)                 2,849,916      3,168,157
 Inventories (Note 1 and 3)                     875,261        817,075
 Prepaid Expenses And Other
  Current Assets                                 29,802         29,792
     Total Current Assets                     3,912,386      4,091,133
PROPERTY AND PLANT EQUIPMENT:
 At Cost, Less Accumulated Depreciation
 of $1,294,816 and $1,090,735
 (Notes 1,4 and 6)                            1,263,623      1,408,716

DEFERRED AND OTHER ASSETS: (Note 4)              76,831         85,102
     TOTAL ASSETS                            $5,252,840     $5,584,951
                                             ==========     ==========
LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
 Mortgage Payable-Current Portion
 (Note 6)                                    $   50,000     $   50,000
 Due To Factor (Note 7)                       1,998,175            -0-
 Notes Payable - Bank                               -0-      1,816,545
 Current Portion Lease Obligation                   -0-          9,203
 Accounts Payable And Accrued Expense         1,354,876      2,308,484

     Total Current Liabilities                3,403,051      4,184,232

OTHER LIABILITIES:
 Mortgage Payable-Noncurrent Portion
  (Note 6)                                      629,167        679,167
 Loans Payable-Officers/Shareholder
  (Note 9)                                      499,250        499,697
     Total Other Liabilities                  1,128,417      1,178,864

SHAREHOLDER'S EQUITY:
 Common Stock, No Par Value, 200 Shares
  Authorized, 100 Shares Issued And
  Outstanding                                   460,000        460,000
 Retained Earnings                              261,372       (238,145)
     Total Shareholder's Equity                 721,372        221,855
     TOTAL LIABILITIES AND
     SHAREHOLDER'S EQUITY                    $5,252,840     $5,584,951
                                             ==========     ==========



The accompanying notes are an integral part of the financial statements.

COFFEE HOLDING CO., INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                   For the years ended
                                                        October 31,
                                                    1996           1995

Net Sales                                       $21,162,100     $23,923,561

Cost of Sales                                    18,775,383      22,881,314

     Gross Profit                                 2,386,717       1,042,247

Operating Expenses:

 Selling And Administrative                       1,154,341         911,103
 Salaries - Officers                                413,740         245,028
 Interest                                           310,591         313,953

     Total Operating Expenses                     1,878,672       1,470,084


     Income (Loss) Before Local Income Taxes        508,045        (427,837)

Local Income Taxes                                    8,528           1,225

     Net Income                                     499,517        (429,062)

Retained Earnings - Beginning                      (238,145)        190,917

Retained Earnings - Ending                      $   261,372     $  (238,145)
                                                ===========     ===========



The accompanying notes are an integral part of the financial statements.

COFFEE HOLDING CO., INC.
STATEMENT OF CASH FLOWS


Increase (Decrease) In Cash And Cash Equivalents


                                                     For The Year Ended
                                                         October 31,
                                                     1996           1995

Cash Flows From Operating Activities:
 Cash Received From Customers                    $21,408,071     $23,777,867
 Cash Paid To Suppliers And Employees            (21,146,027)    (23,671,237)
 Interest Paid                                      (310,591)       (313,953)
 Income Taxes                                        ( 8,528)         (1,225)

     Net Cash Provided By (Used In)
      Operating Activities                           (57,075)       (208,548)

Cash Flow From Investing Activities:
 Capital Expenditure                                 (58,988)       (123,253)
(Increase) Decrease In Deposits And
 Other Assets                                          3,111           9,632

     Net Cash Provided By
      (Used In) Investing Activities                 (55,877)       (113,621)

Cash Flow From Financing Activities:
 Borrowings (Repayments) Under Lease
  Obligation                                          (9,203)        (56,049)
 Borrowings (Repayments) Under Factor
  Arrangements                                     1,998,175             -0-
 Increase (Decrease) In Notes Payable-Bk          (1,816,545)        430,480
 Decrease In Long Term Debt
  And Mortgage                                       (50,000)        (50,000)
 Increase (Decrease) In Loans
  Payable-Officers/Shareholder                          (447)           (200)

     Net Cash Provided By (Used In)
      Financing Activities                        $  121,980     $   324,231

Net Increase (Decrease) In Cash And
 Cash Equivalents                                      9,028           2,062
Cash And Cash Equivalents At
 Beginning of Year                                    24,402          22,340
Cash And Cash Equivalents At End
 Of Year                                         $    33,430     $    24,402
                                                 ===========     ===========



The accompanying notes are an integral part of financial statements.

Cont.

COFFEE HOLDING CO., INC.
STATEMENT OF CASH FLOWS

Reconciliation of Net Income (Loss) To Net Cash Provided
By (Used In) Operating Activities:


                                                     For Year Ended
                                                       October 31,
                                                   1996           1995

Net Income                                   $    499,517     $  (429,062)
Adjustments To Reconcile Net Income(LOSS)
  To Net Cash Provided By
 (Used In) Operating Activities:
 Depreciation & Amortization                      209,243         196,593
 (Increase) Decrease In Accounts
  Receivable                                      318,239        (212,602)
 (Increase) Decrease In Due From Broker           (72,270)         89,204
 (Increase) Decrease In Inventory                 (58,186)        101,582
 (Increase Decrease In Prepaid
  Expenses And Current Assets                         (10)           (576)
 Increase (Decrease) In Accounts
  Payable And Other Current Liabilities          (953,608)         46,313
 Net Cash Provided By (Used In)
  Operating Activities                       $    (57,075)     $ (208,548)
                                             ============       ==========



The accompanying notes are an integral part of the financial statements.

COFFEE HOLDING CO., INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 1996 AND 1995


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


COMPANY'S ACTIVITIES

     Coffee Holding Co., Inc. is a distributor of coffee to the wholesale trade. The company roast the coffee beans, grinds and packs the coffee. The company also sells green coffee.

INVENTORIES

     Inventories are valued at cost.

PROPERTY, EQUIPMENT AND DEPRECIATION

     Property and equipment is stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided for by the straight-line method over the estimated useful lives of the assets.

FUTURES CONTRACTS AND OPTIONS

The Company trades coffee futures contracts and options in the coffee futures market. These contracts are stated at market value at the balance sheet date. The realized and unrealized net gains and losses on these transactions are included in Cost of Sales.

INCOME TAXES

Federal and state income taxes have not been provided for because the shareholder has elected to treat the Company as a small business corporation for income tax purposes as provided in the Internal Revenue Code and the applicable state statutes. As such, the corporation income or loss and credits are passed through to the shareholder, and combined with her other personal income and deductions to determine taxable income on her individual return. Local income tax has been provided for herein based on applicable rates, and availability of a net operating loss carry over.


2.     ACCOUNTS RECEIVABLE

     For the year ended October 31, 1996, the company recognized bad debt expense in the amount of $65,186. For the year ended October 31, 1995, no bad debt expense was recognized.


3.     INVENTORIES

     Inventories, at cost, are summarized as follows:

                                                    1996           1995

     Packed Coffee                              $   225,110     $   254,665
     Green Coffee                                   509,131         451,387
     Packaging Supplies                             141,020         111,023
          Total Cost                            $   875,261     $   817,075
                                                ===========     ===========

4.     PROPERTY AND EQUIPMENT

     Major classes of property and equipment consist of the following:

                               Estimated
                              useful life
                                 years                1996           1995


      Building and
       Improvements               31.5               $1,055,665     $1,054,842
      Machinery and
       Equipment                   7                  1,247,159      1,193,540
      Transportation
       Equipment                   5                     37,551         37,551
      Furniture and
       Fixture                     7                     77,064         72,518
                                                      2,417,439      2,358,451
     Less: accumulated depreciation                   1,294,816      1,090,735
                                                      1,122,623      1,267,716
     Land                                               141,000        141,000

        Net property and equipment                   $1,263,623     $1,408,716
                                                     ==========     ==========


Depreciation for the years 1996 and 1995 was $204,081 and $191,432 respectively.

COFFEE HOLDING CO., INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 1996 AND 1995


5.     DEPOSITS AND OTHER ASSETS

     In 1989, the company acquired its own building through a mortgage financing arrangement. In connection with the securing of a mortgage, fees and legal expense were incurred in the amount of $105,395. These mortgage costs are being amortized over the life of the mortgage. For the year 1995 and 1994 $5,162 of the above amount was amortized each year. Deferred and other assets consist of the following:

                                                   1996           1995

          Unamortized Bond Cost               $   67,109     $   72,271
          Security Deposits                        9,032         12,141
          Sundry Investment                          690            690
            Total                             $   76,831     $   85,102
                                              ==========     ==========


6.   MORTGAGE PAYABLE

     On June 1, 1989 the company financed through New York City Industrial Development Agency a mortgage on land and building in the amount of $1,050,000. The agreement provides for monthly payments in the amount of $4,166.67 plus interest based on a weekly variable rate set by Bear Stearns & Co. Final payment on the notes is due November 1, 2009. Payment of the bonds are secured by a title insured first mortgage on land and building. As of statement date the total due on the mortgage is $ 679,167
     Portion considered current                          50,000
     Non current portion                             $  629,167
                                                     ==========

7.     DUE TO FACTOR

     The Company has entered into a factoring arrangement to provide working capital. As of statement date the factor has advanced $1,998,175 to the company. The company has given a security interest in accounts receivable, inventory and machinery and equipment. The stockholder has personally guaranteed up to $200,000 of the advances.

COFFEE HOLDING CO., INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 1996 AND 1995


8.     LOANS PAYABLE - OFFICERS/SHAREHOLDER

     Loans payable - officers/shareholder for the years end 1996 and 1995 were $499,250 and $499,697 respectively. The loans bear interest at 10% and have maturity dates in excess of one year. (See Note 6). Interest has been provided for in these statements.


9.     MORTGAGE LOAN AGREEMENT

     Under the provision of the Letter of Credit Reimbursement Agreement dated October 31, 1996, the Corporation is required to maintain the following covenants.

          Minimum Working Capital               $  300,000
          Minimum Current Ratio                     1.25:1
          Minimum Net Worth                        850,000
          Maximum Leverage                          3.75.1
          Maximum Capital Expediture                50,000

     At October 31, 1996, the Covenant were as follows:

          Working Capital                       509,000
          Current Ratio                          1.15:1
          Net Worth                           1,220,622
          Leverage Ratio                         2.19:1

          Capital Expediture were approximately 10,000 above the Covenant.


     If the Company continues to maintain this level of profitability, it will come into compliance with all covenants.

     We have classified the Mortgage according to its short term and long term portions because of the probability of compliance within the next twelve months.

     In addition, Officers and Stockholder's have subordinated
     $490,000 of their loans.

IRA D. GANZFRIED & COMPANY
Certified Public Accountants
260 Fifth Avenue
New York, New York 10001
(212) 686-9310
Fax: (212) 686-4489


AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION


Board of Directors
Coffee Holding Co., Inc.


Our audits of the basic financial statements were made primarily to form an opinion on such financial statements taken as a whole. The supplementary information contained in the following pages is presented for the purpose of additional analysis and, although not required for a fair presentation of financial position, results of operations and cash flows, was subjected to the audit procedures applied in the audit of the basic financial statements. In our opinion, the supplementary information is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


IRA D. GANZFRIED & COMPANY

New York, New York
December 19, 1996

COFFEE HOLDING CO., INC.
ADDITIONAL INFORMATION



                                                   For the Years Ended
                                                        October 31,
                                                   1996           1995

COST OF SALES

Inventories - Beginning                        $   817,075     $   918,657
Purchases                                       18,178,624      22,153,607
Freight-In                                         215,979         254,635
Payroll-Packaging                                  231,864         182,817
Depreciation of Machinery & Building Imp.          196,190         179,332
Real Estate Tax                                     10,914           9,341
                                               $19,650,646     $23,698,389
Less: Inventories - Ending                         875,261         817,075

     Total Cost Of Sales                       $18,775,385     $22,881,314
                                               ===========     ===========


SELLING AND ADMINISTRATIVE EXPENSES

Salaries - Office                              $    40,577     $    30,000
Payroll Taxes                                       37,858          37,850
Advertising and Promotion                          103,335          54,459
Auto Expenses                                        4,588           5,241
Brokerage                                           82,398          55,534
Contributions                                        2,525           1,550
Depreciation - Furniture                             7,891          12,099
Dues and Subscriptions                               7,344           5,858
Freight Out                                        301,752         308,371
Insurance                                          166,021         134,358
Office Supplies, Services                           33,434          31,615
Professional Fees                                   22,977          19,652
Repairs and Maintenance                             74,124          44,707
Telephone                                           32,588          31,970
Travel and Entertainment                            64,824          51,516
Miscellaneous                                        3,089             679
Utilities                                           98,668          80,482
Bad Debt Expense                                    65,186             -0-
Amortized Mortgage Cost                              5,162           5,162

     Total Selling And Administrative
     Expenses                                  $ 1,154,341     $   911,103
                                               ===========     ===========



See auditor's report on supplementary information.

COFFEE HOLDING CO., INC.
FINANCIAL REPORT
JULY 31, 1997


IRA D. GANZFRIED & COMPANY
Certified Public Accountants
260 Fifth Avenue
New York, New York 10001
(212) 686-9310
Fax: (212) 686-4489


To The Board of Directors
Coffee Holding Co., Inc.
4401 First Avenue
Brooklyn, NY  11236



     We have reviewed the accompanying balance sheet of Coffee Holding Co., Inc. as at July 31, 1997, and the related statement of income and retained earnings and cash flows for the nine months then ended. All information included in these financial statements is the representation of the management of Coffee Holding Co., Inc.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an "S" Corporation. In lieu of corporation income taxes, the shareholders of an "S" Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


IRA D. GANZFRIED & COMPANY

September 22, 1997
New York, New York


 ............................

COFFEE HOLDING CO., INC.
BALANCE SHEET
AS AT JULY 31, 1997


A S S E T S

CURRENT ASSETS:
 Cash                                   $    84,684
 Due From Broker                            840,332
 Accounts Receivable                      2,504,387
 Inventories                              1,137,960
 Prepaid Expenses And Other Current
  Assets                                     39,204
     Total Current Assets               $ 4,606,567

PROPERTY AND EQUIPMENT:
 At Cost (Less Accumulated Depreciation
   of $1,400,777)                         1,288,196

DEFERRED AND OTHER ASSETS                    63,927

TOTAL ASSETS                            $ 5,958,690
                                        ===========

LIABILITIES  AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
 Mortgage Payable - Current Portion      $   50,000
 Due to Factor                            1,925,254
 Accounts Payable And Accrued Expenses    1,027,090
     Total Current Liabilities           $3,002,344

OTHER LIABILITIES:
 Mortgage Payable - Non Current Portion     591,967
 Loans Payable - Officers/Stockholder       499,250
     Total Other Liabilities              1,091,217

STOCKHOLDERS' EQUITY:
 Common Stock, No Par, 200 Shares
 Authorized, 100 Shares Issued And
 Outstanding                                460,000
 Retained Earnings                        1,405,129
     Total Stockholders' Equity           1,865,129

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 5,958,690
                                                     ===========

See Accountants' Review Report



COFFEE HOLDING CO., INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
FOR THE NINE MONTHS ENDED JULY 31, 1997

NET SALES                                            $18,547,105

COST OF SALES                                         15,586,862

GROSS PROFIT                                           2,960,243


OPERATING EXPENSES:

 Selling And Administrative            $1,221,400
 Salaries - Officers                      183,771
 Interest                                 298,315

     Total Operating Expenses                          1,703,486


INCOME BEFORE LOCAL INCOME                             1,256,757

LESS:  LOCAL TAXES                                       113,000

NET INCOME                                             1,143,757

RETAINED EARNINGS - BEGINNING                            261,372

RETAINED EARNINGS - ENDING                           $ 1,405,129
                                                     ===========



See Accountants' Review Report

COFFEE HOLDING CO., INC.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED JULY 31, 1997


Increase (Decrease) In Cash And Cash Equivalents


Cash Flow From Operating Activities:
 Cash Received From Customers            $ 18,176,279
 Cash Paid To Suppliers And Employees     (17,433,998)
 Interest Paid                               (298,315)
 Taxes Paid                                  (113,000)

     Net Cash Provided By (Used In)
      Operating Activities                                 $    330,966

Cash Flow From Investing Activities:
 Capital Expenditure                         (182,495)
 Decrease In Deposits and
   Other Assets                                12,904

     Net Cash Provided By (Used In)
      Investing Activities                                     (169,591)

Cash Flow From Financing Activities:
 Decrease In Long Term Debt
  And Mortgage                                (37,200)
 Decrease In Loans Payable
  Officers                                        -0-
 Decrease In Equipment Loan                       -0-
 Decrease in Factor Borrowings                (72,921)

     Net Cash Provided By (Used In)
      Financing Activities                                     (110,121)

Net Increase (Decrease) In Cash And
 Cash Equivalents                                                51,254

Cash And Cash Equivalents Beginning                              33,430

Cash And Cash Equivalents Ending                             $   84,684
                                                             ==========


See Accountants' Review Report

Cont.

COFFEE HOLDING CO., INC.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED JULY 31, 1997

Reconciliation Of Net Income To Net Cash Provided By (Used In)
 Operating Activities:

Net Income (Loss)                                          $1,143,757

Adjustments To Reconcile Net Income (Loss) To Net Cash
 Provided By (Used In) Operating Activities:
  Depreciation                                $    159,751
 (Increase) Decrease In Accounts
   Receivable                                     (370,826)
 (Increase) Decrease In Inventory                 (262,699)
 (Increase) Decrease In Prepaid Expenses
  And Current Assets                                (9,402)
 Increase (Decrease) In Accounts Payable
  And Other Current Liabilities                   (329,615)

     Total Adjustments                                      (812,791)

     Net Cash Provided By (Used In)
      Operating Activities                                $  330,966
                                                          ==========


See Accountants' Review Report




COFFEE HOLDING CO., INC.
ADDITIONAL INFORMATION
FOR THE NINE MONTHS ENDED JULY 31, 1997

COST OF SALES:
 Inventory - Beginning                               $    875,261
 Purchases                                             15,229,463
 Freight - In                                             229,254
 Payroll - Packaging                                      232,621
 Real Estate Tax                                            8,208
 Depreciation of Machinery & Building & Improvements      150,015

                                                       16,724,822
Less:  Inventory - Ending                               1,137,960

     Total Cost Of Sales                             $ 15,586,862

                                                     ============

SELLING AND ADMINISTRATIVE EXPENSES:
 Salaries - Other                                    $     22,500
 Payroll Taxes                                             41,999
 Advertising And Promotion                                 74,020
 Automobile Expense                                        14,041
 Brokerage                                                175,399
 Contributions                                              2,018
 Depreciation - Furniture                                   5,865
 Dues & Subscriptions                                       4,344
 Freight - Out                                            215,152
 Insurance                                                110,978
 Office Supplies, Services                                 20,068
 Professional Fees                                         17,876
 Repairs And Maintenance                                   80,041
 Telephone                                                 21,918
 Travel And Entertainment                                  55,641
 Utilities                                                105,669
 Amortized Mortgage Cost                                    3,871
 Provision For Bad Debts                                  250,000

     Total Selling And Administrative Expenses       $  1,221,400
                                                     ============


See Accountants' Review Report



COFFEE HOLDING CO., INC.
NOTES AND COMMENTS
JULY 31, 1997

NOTES 1 - INVENTORIES:

          Inventories shown are as submitted by management.


NOTES 2 - PROPERTY AND EQUIPMENT:

           Major classes of property and equipment consist of the following:

               Building & Improvements                $1,101,443
               Machinery And Equipment                 1,374,875
               Transportation Equipment                   39,592
               Furniture And Fixtures                     84,024
                                                       2,599,934
               Less: Accumulated Depreciation          1,452,738
                                                       1,147,196
               Land                                      141,000
               Net Property And Equipment             $1,288,196
                                                      ==========

NOTES 3 - DUE TO FACTOR:

          The company has entered into a factoring arrangement to provide working capital. As of statement date, the factor has advanced $1,925,254 to the company. The company has given a security interest in accounts receivable, inventory and machinery and equipment. The stockholder has personally guaranteed up to $200,000 of the advances.


NOTE  4 - MORTGAGE PAYABLE:

          On June 1, 1989 the company financed through New York City Industrial Development Agency a mortgage on land and building in the amount of $1,050,000. The agreement provides for monthly payments in the amount of $4,166.67 plus interest based on a weekly variable rate set by Bear, Stearns & Co. Final payment on the notes is due November 1, 2009.


COFFEE HOLDING CO., INC.
NOTES AND COMMENTS
JULY 31, 1997


NOTE  4 - MORTGAGE PAYABLE (CONTINUED):

          Payment of the notes are secured by a title insured first mortgage on land and building. As of statement date the total due on the mortgage is $641,967
          Portion Considered Current                    50,000
          Non Current Portion                         $591,967
                                                      ========

NOTE  5 - LOANS PAYABLE - OFFICERS/SHAREHOLDER:

          Loans payable - officers/shareholder at July 31, 1997 were $499,250. The loans bear interest at 10% per annum and have maturity dates in excess of one year. Interest has been provided for in these statements.


NOTE  6 - MORTGAGE LOAN AGREEMENT:

          Under the provision of the Letter of Credit
          Reimbursement Agreement dated January 31, 1997, the
          Corporation is required to maintain the following covenants.

               Minimum Working Capital                    $300,000
               Minimum Current Ratio                        1.25:1
               Minimum Net Worth                           850,000
               Maximum Leverage                             3.75:1
               Maximum Capital Expediture                   50,000

          At July 31, 1997, the Covenants, were as follows:

               Working Capital                           1,604,223
               Current Ratio                                1.53:1
               Net Worth                                 2,364,379
               Leverage Ratio (includes Officers loans)     1.52:1


          We have classified the Mortgage according to its short term and long term portions because of the probability of compliance within the next twelve months.

          In addition, officers and Stockholder's have subordinated $490,000 of their loans.


NOTE 7 -     PROVISION FOR BAD DEBTS

          Management has determined that of the total accounts receivable of $3,505,313, the probability is that $250,000 of the accounts receivable will be uncollectible.

          The estimated uncollectible accounts receivable has been deducted against income.

IRA D. GANZFRIED & COMPANY
Certified Public Accountants
260 Fifth Avenue
New York, New York 10001
(212) 686-9310
Fax: (212) 686-4489

SUPPLEMENTARY INFORMATION

     Our report on our review of the basic financial statements of Coffee Holding Co., Inc. for the nine months ended July 31, 1997, appears on page 1. That review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying schedules of cost of goods sold and selling and administrative expenses for the nine months ended July 31, 1997 is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made thereto.



IRA D. GANZFRIED & COMPANY

September 22, 1997
New York, New York



                                   .............................

TRANSPACIFIC INTERNATIONAL GROUP CORP. AND
COFFEE HOLDING CO., INC.  PROFORMA CONDENSED BALANCE SHEET

TRANSPACIFIC INTERNATIONAL GROUP CORP.
PRO-FORMA BALANCE SHEET
AS AT JULY 31, 1997


A S S E T S

                         Transpacific         Coffee     Combined
                         International         Holding
                         Group Corp.         Co. Inc.
CURRENT ASSETS:
 Cash                     $        783    $    925,016  $   925,799
 Accounts Receivable               -0-       2,504,387    2,504,387
 Merchandise Inventory             -0-       1,137,960    1,137,960
 Inventories                       -0-             -0-          -0-
 Prepaid Items                     -0-          39,204       39,204

    Total Current Assets  $        783    $  4,606,567  $ 4,607,350

OTHER ASSETS:
 Property and Equipment            -0-       1,288,196    1,288,196
 Deferred and Other Assets         -0-          63,927       63,927
 Good Will - Unamortized           -0-             -0-          -0-

TOTAL ASSETS              $        783    $  5,958,690  $ 5,959,473
                             ==========     ==========   ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Mortgage Payable
   Current Portion                -0-      $     50,000   $    50,000
 Due to                           -0-         1,925,254     1,925,254
 Accounts Payable &
   Accruals                       -0-         1,027,090     1,027,090

 Total Current Liabilities        -0-      $  3,002,344   $ 3,002,344

OTHER LIABILITIES:
 Mortgage Payable-Non
    Current Portion               -0-           591,967       591,967
 Loans Payable - Officers         -0-           499,250       499,250

  Total Other Liabilities         -0-         1,091,217     1,091,217

STOCKHOLDERS' EQUITY:
 Capital Stock                     10           460,000       460,010
 Paid In Capital                24,997              -0-        24,997
 (Deficit) Retained Earnings   (24,224)       1,405,129     1,380,905

     Total Stockholders'
      Equity                 $     783       $1,865,129     1,865,912
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY        $     783       $5,958,690    $5,959,473
                              =========      ==========    ==========

A S S E T S

                                      Pro-Forma            Pro-Forma
                                      Adjustment         Balance Sheet

CURRENT ASSETS:
 Cash                               $        -0-         $  925,799
 Accounts Receivable                         -0-          2,504,387
 Merchandise Inventory                       -0-          1,137,960
 Inventories                                 -0-              -0-
 Prepaid Items                               -0-             39,204

    Total Current Assets            $        783         $4,607,350

OTHER ASSETS:
 Property and Equipment                      -0-          1,288,196
 Deferred and Other Assets                   -0-             63,927
 Good Will - Unamortized                 433,125            433,125

TOTAL ASSETS                        $    433,125         $6,392,598
                                    ============         ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Mortgage Payable
   Current Portion                           -0-         $   50,000
 Due to                                      -0-          1,925,254
 Accounts Payable &
   Accruals                                  -0-          1,027,090

 Total Current
   Liabilities                               -0-         $3,002,344

OTHER LIABILITIES:
 Mortgage Payable-Non
    Current Portion                          -0-            591,967
 Loans Payable - Officers                    -0-            499,250

  Total Other Liabilities                    -0-          1,091,217

STOCKHOLDERS' EQUITY:
 Capital Stock                               -0-            460,010
 Paid In Capital                         450,000            474,997
 (Deficit) Retained Earnings             (16,875)         1,364,030
     Total Stockholders'
      Equity                           $ 433,125         $2,299,037

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                  $ 433,125         $6,392,598
                                        =========        ==========


See Accountant's Review Report

TRANSPACIFIC INTERNATIONAL GROUP CORP.
PRO-FORMA STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED JULY 31, 1997



                                 Transpacific      Coffee        Combined
                                International     Holding
                                 Group Corp.       Co. Inc.

OPERATING INCOME:

 Sales Revenues                  $     -0-       $ 18,547,105   $ 18,547,105
 Cost of Sales                         -0-         15,586,862     15,586,862
      Gross Profit                     -0-          2,960,243      2,960,243



OPERATING EXPENSES:

 Selling &
    Administrative               $    1,965      $ 1,221,400    $  1,223,365
 Salaries - Officers                    -0-          183,771         183,771
Interest                                (4)          298,315         298,311
Total Operating Expenses         $    1,961      $ 1,703,486    $  1,705,447
Income - before other
     deductions                      (1,961)       1,256,757       1,254,796

Other Deduction -
 Goodwill Amortized                    -0-               -0-             -0-

Income Before Taxes                  (1,961)       1,256,757       1,254,796
Less:  Local Taxes                     -0-           113,000         113,000
Net Income                       $   (1,961)     $ 1,143,757     $ 1,141,796
                                  ==========      ==========      ==========

                                          Pro-Forma     Pro-Forma
                                          Adjustment    Statement
                                                        Of Income

OPERATING INCOME:

 Sales Revenues                          $     -0-     $ 18,547,105
 Cost of Sales                                 -0-       15,586,862
      Gross Profit                             -0-        2,960,243

OPERATING EXPENSES:

 Selling &
    Administrative                       $     -0-     $  1,223,365
 Salaries - Officers                           -0-          183,771
 Interest                                      -0-          298,311
Total Operating Expenses                 $     -0-     $  1,705,447

Income - before other deductions               -0-        1,254,796

Other Deduction -
 Goodwill Amortized                        (16,875)         (16,875)

Income Before Taxes                        (16,875)       1,237,921
Less:  Local Taxes                             -0-          113,000
     Net Income                          $ (16,875)     $ 1,124,921
                                          =========      ==========



See Accountant's Review Report

TRANSPACIFIC INTERNATIONAL GROUP CORP.
PRO-FORMA NOTES
FOR THE NINE MONTHS ENDED JULY 31, 1997


NOTE 1:

          The purpose of the pro-forma statements is to give effect to the merger of Coffee Holding Co., Inc. and Transpacific International Group Corp. Transpacific International Group, Corp. will be the surviving entity.

          The stock of Transpacific International Group Corp. will be swapped for the outstanding shares of Coffee Holding Co., Inc.

NOTE 2:

          The Pro-Forma statements of the company are being accounted for by the purchase method under Accounting Principles Board Number 16.

          Shareholders of Transpacific International Group Corp. will receive 25% of the stock of Coffee Holding Co., Inc.

          Based on a valuation performed by others, the value of Coffee Holding Co., Inc. at July 31, 1997 was $1,800,000. The company that performed the valuation assigned $450,000 to Goodwill.

          Goodwill is to be amortized over a 20 year period using the straight-line method.

          The proforma income statements reflect amortization of goodwill for a nine months period.

NOTE 3:

          The Pro-Forma Statement of Income for the fiscal year ended October 31, 1996 is also presented.

IRA D. GANZFRIED & COMPANY
Certified Public Accountants
260 Fifth Avenue
New York, New York 10001
(212) 686-9310
Fax: (212) 686-4489

Board of Directors
Coffee Holding Co., Inc.

     We have reviewed the accompanying pro-forma balance sheet of Transpacific International Group Corp. as at July 31, 1997 and the related statements of income for the nine months then ended. All information included in these financial statements is the representation of the management of Transpacific International Group Corp.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial datat and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modification that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


IRA D. GANZFRIED & COMPANY


October 29, 1997
New York, New York


                                   ............................





COFFEE HOLDING CO., INC.
PRO-FORMA STATEMENTS OF INCOME
FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996

                         Transpacific        Coffee          Combined
                         International       Holding
                         Group Corp.         Co. Inc.


Net Sales                        -0-      $21,162,100      $21,162,100
Cost of Sales                    -0-       18,775,383       18,775,383
Gross Profit                     -0-        2,386,717        2,386,717

Operating Expenses:
 Selling And
    Administrative             1,965        1,154,341        1,156,306
 Salaries - Officers             -0-          413,740          413,740
 Interest                         (4)         310,591          310,587

Total Operating Expenses       1,961        1,878,672        1,880,633

Income (Loss) Before
   Other Deduction            (1,961)         508,045          506,084

Other Deduction-
 Amortization Of Goodwill        -0-              -0-              -0-

Income (Loss) Before
  Local Income Taxes          (1,961)         508,045           506,084
Local Income Taxes               -0-            8,528             8,528
Net Income                  $ (1,961)     $   499,517       $   497,556
                            =========      ===========       ==========


                                     Pro-Forma         Pro-Forma
                                     Adjustment        Statement
                                                       Of Income

Net Sales                                  -0-         $21,162,100
Cost of Sales                              -0-          18,775,383
     Gross Profit                          -0-           2,386,717

Operating Expenses:
 Selling And Administrative                -0-           1,156,306
 Salaries - Officers                       -0-             413,740
 Interest                                  -0-             310,587

Total Operating Expenses                   -0-           1,880,633

Income (Loss) Before
   Other Deduction                         -0-             506,084

Other Deduction-
 Amortization Of Goodwill               11,250              11,250

Income (Loss) Before
  Local Income Taxes                       -0-             494,834
Local Income Taxes                         -0-               8,528
  Net Income                        $      -0-        $    486,306
                                     ==========        ===========



Pro-forma adjustments represent 1/40 of Goodwill value of $450,000

See Accountant's Review Report

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.     Indemnification of Directors and Officers

Section 757 of the Nevada Revised Statutes for Domestic and Foreign Corporations, provides for the indemnification of Transpacific's officers, directors and corporate employees and agents under certain circumstances as follows:

            INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; ADVANCEMENT OF EXPENSES. - (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under subsections (1) and (2) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(1) and (2) of this section. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders or (d) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion.

     (5) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     (6) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Section 752.1 of the statute reads as follows: A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

If a claim under the above paragraph is not paid in full by Transpacific within 30 days after a written claim has been received by Transpacific, the claimant may at anytime thereafter bring suit against Transpacific to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Transpacific will, to the fullest extend permitted by Section 757 of the Nevada Revised Statutes for Domestic and Foreign Corporations, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

Transpacific may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of Transpacific against any such expense, liability or loss, whether or not Transpacific would have the power to indemnify such person against such expense, liability or loss under the Nevada statute.

Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by Coffee in connection with the issuance and distribution of the securities being registered pursuant to this Reconfirmation Offer are estimated as follows:


     Securities and Exchange Commission
          Registration Fee.........................   $        0
          Legal Fees...............................   $35,000.00
          Accounting Fees..........................   $15,000.00
          Printing and Engraving...................   $ 2,500.00
          Miscellaneous............................   $   500.00
          Transfer Agent Fee.......................   $ 1,500.00
          TOTAL.....................................  $54,500.00


     Pursuant to the Merger Agreement, Coffee shall pay for all expenses incurred in connection with the Reconfirmation Offer.

Item 26.  Recent Sales of Unregistered Securities

Transpacific issued 97,000 shares on November 29, 1995 to its initial stockholders for $25,006.

Name/Address
Consideration              Shares
Beneficial                 of Common                Price
Owner  (1)                 Stock Purchased(2)       Paid

Ho Cheong Chio                   86,000             $22,170.80
The Bank of China Building
27/F-A-D Avenida
Doutor Mario
Soares, Macao

Hong Cao                          2,000             $   515.60
203 Howard St.
Waverly, NY 14892

Weng I. Ip                        2,000             $   515.60
Rua Do Bairainho No. 5
4F (A) Edf. Lei Si
Macau

Po Wa Lee                         2,000             $   515.60
Rua de Uniao, 4-M, 4
Macao

Rose-Marie Fox                    1,500             $   386.70
354 East 50th Street
New York, NY  10022

Andreas O. Tobler                 1,500             $   386.70
400 E. 70 St., #2703
New York, NY  10021

Howard Jiang                      1,000             $   257.80
67-113 Dartmouth St.
Forest Hills, N.Y.  11375

Joel Schonfeld                      666             $   171.69
63 Wall St., Ste. 1801
New York, NY  10005

Andrea I. Weinstein                 334             $    86.11
63 Wall St., Ste. 1801
New York, NY  10005

Total Officers
and Directors (one (1) person)

__________________________
     (1) May be deemed "Promoters" of Transpacific, as that term is defined under the Securities Act.

     (2) These Shares were sold under the exemption of Section 4(2) of the Securities Act.

Neither Transpacific nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.



EXHIBITS

Item 27.

2.0    Merger Agreement

3.1    Certificate of Incorporation.*

3.2    By-Laws.*

4.1    Specimen Certificate of Common Stock.*

4.6    Form of Escrow Agreement.*

5.0    Opinion of Counsel.

24.0   Accountant's Consent to Use Opinion.

24.1   Counsel's Consent to Use Opinion.

99.0   Agreement Among Management.*

99.1   Letter of Reconfirmation


*as filed with original SB-2 Registration Statement

Item 28.

UNDERTAKINGS

     The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Transpacific to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the
City of               , State of               , on          ,199


                       TRANSPACIFIC INTERNATIONAL GROUP CORP.
                                 (Registrant)



BY:                      Ho Cheong Chio


                         Ho Cheong Chio, President



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Ho Cheong Chio


Ho Cheong Chio           DATED October 27, 1997
President, Director


David Chang


David Chang               DATED October 30, 1997
Secretary, Director


Christian Constantinov


Christian Constantinov    DATED October 30, 1997
Director